Exhibit 4.10
                                                                EXECUTION COPY




                             CINCINNATI BELL INC.,

                                    ISSUER

                                      AND

                             THE BANK OF NEW YORK,

                                    TRUSTEE

                     ------------------------------------


                                   INDENTURE

                           Dated As Of July 21, 1999

                     ------------------------------------



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                             Table of Contents */


                                                                   Page

ARTICLE 1

         DEFINITIONS..................................................2
         Section 1.1..................................................2
         Accelerated Amount...........................................2
         Accreted Value...............................................2
         Affiliate....................................................3
         Authenticating Agent.........................................4
         Board of Directors...........................................4
         Business Day.................................................4
         Cash Percentage..............................................4
         Change of Control............................................4
         Change of Control Offer......................................5
         Change of Control Payment....................................5
         Change of Control Payment Date...............................5
         Code.........................................................5
         Common Stock.................................................5
         Company......................................................5
         Conversion Price.............................................5
         Conversion Ratio.............................................5
         Conversion Shares............................................5
         Current Market Price.........................................6
         Designated Senior Debt.......................................7
         Designated Value.............................................7
         Event of Default.............................................7
         Exchange Act.................................................8
         Expiration Time..............................................8
         Fair Market Value............................................8
         Full Accreted Value..........................................8
         Full Accretion Date..........................................8
         Full Cash Payment............................................8
         GAAP.........................................................8
         Governmental Entity..........................................8
         Holder, Holder of Notes and Noteholder.......................8
         HSR Act......................................................8
         Indebtedness.................................................8
         Indenture....................................................9
         Interest Payment Date........................................9
         Investment Agreement.........................................9

--------------------------
*/ The Table of Contents comprising pages i through vi, inclusive, is not part of this Indenture.


                                       i


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                                                                    Page

         Issuance Date.................................................9
         IXC Transaction...............................................9
         Market Price..................................................9
         Material Adverse Effect.......................................9
         NASDAQ   .....................................................9
         Note     ....................................................10
         Notes Register...............................................10
         Notice of Default............................................10
         NYSE     ....................................................10
         Officers' Certificate........................................10
         Opinion of Counsel...........................................10
         Optional Redemption..........................................10
         Optional Redemption Date.....................................10
         Optional Redemption Notice...................................10
         Optional Redemption Price....................................10
         Outstanding..................................................10
         Payment Blockage Notice......................................11
         Person   ....................................................11
         Principal....................................................11
         Principal Corporate Trust Office of the Trustee..............11
         Record Date..................................................11
         Reference Date...............................................11
         Regular Dividend.............................................12
         Regular Record Date..........................................12
         Responsible Officer..........................................12
         SEC      ....................................................12
         Securities Act...............................................12
         Semi-Annual Accrual Date.....................................12
         Senior Debt..................................................12
         Senior Debt Documents........................................13
         Significant Subsidiaries.....................................13
         Special Record Date..........................................13
         Stated Maturity..............................................13
         Subsidiary...................................................13
         Trading Days.................................................13
         Transaction..................................................14
         Trust Indenture Act..........................................14
         Trustee  ....................................................14
         U.S. Government Obligations..................................14
         Voting Securities............................................14

ARTICLE 2

         ISSUE, DESCRIPTION, EXECUTION, REGISTRATION,
         TRANSFER AND EXCHANGE OF NOTES...............................14
         Section 2.1  Amount, Authentication and Delivery.............14
         Section 2.2  Form of Security; Denominations.................15
         Section 2.3  Form of Trustee's Certificate of Authentication.15
         Section 2.4  Form of Authenticating Agent's Alternate
                      Certificate of Authentication...................16
         Section 2.5  Notes in Global Form............................16
         Section 2.6  Title and Terms.................................17
         Section 2.7  Execution and Authentication....................18
         Section 2.8  Exchange; Registration; Registration of
                      Transfer and Exchange...........................18
         Section 2.9  Temporary Notes.................................21
         Section 2.10 Mutilated, Destroyed, Lost or Stolen Notes......21
         Section 2.11 Cancellation of Surrendered Notes...............22
         Section 2.12 Provisions of the Indenture and Notes for the
                      Sole Benefit of the Parties and the Noteholders.23
         Section 2.13 CUSIP Numbers...................................23

                                                                    Page

ARTICLE 3

         [intentionally omitted]......................................23

ARTICLE 4

         PARTICULAR COVENANTS OF THE COMPANY..........................23
         Section 4.1  Payment of Principal and Interest on Notes.23
         Section 4.2  Maintenance of Office or Agency for Transfer,
                      Exchange and Payment of Notes...................23
         Section 4.3  Appointment to Fill Vacancy in Office of
                      Trustee.........................................24
         Section 4.4  Duties of Paying Agent..........................24
         Section 4.5  [intentionally omitted].........................25
         Section 4.6  [intentionally omitted].........................25
         Section 4.7  Preservation of Corporate Existence.............25
         Section 4.8  Payment of Taxes................................25
         Section 4.9  Compliance with Laws............................25
         Section 4.10 Original Issue Discount Information.............26
         Section 4.11 Notices.........................................26
         Section 4.12 Reservation of Shares...........................26
         Section 4.13 Change of Control...............................26
         Section 4.14 Dividends or Distributions......................29
         Section 4.15 Maintenance of Properties.......................30
         Section 4.16 Forbearance from Restrictions on Rights of
                      Holders of Notes................................30


ARTICLE 5

         NOTEHOLDERS' LISTS AND REPORTS BY THE
         COMPANY AND THE TRUSTEE......................................30
         Section 5.1  Company to Furnish Trustee Information as
                      to Names and Addresses of Noteholders...........30
         Section 5.2  Compliance with Section 312 of the Trust
                      Indenture Act...................................30
         Section 5.3  Annual and Other Reports to be Filed by the
                      Company with Trustee............................31
         Section 5.4  Trustee Reports to Noteholder...................32

ARTICLE 6

         REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
         ON EVENT OF DEFAULT..........................................32
         Section 6.1  Events of Default Defined.......................32
         Section 6.2  Acceleration....................................34
         Section 6.3  Application of Moneys Collected by Trustee......36
         Section 6.4  Limitation on Suits by Holders..................37
         Section 6.5  Remedies Cumulative; Delay or Omission in
                      Exercise of Rights Not a Waiver of Default......37
         Section 6.6  Control by Holders..............................38
         Section 6.7  Trustee to Give Notice of Defaults Known to it,
                      but May Withhold in Certain Circumstances.......38
         Section 6.8  Undertaking for Costs...........................38
         Section 6.9  Waiver of Usury, Stay or Extension Law..........39

                                                                    Page

ARTICLE 7

         CONCERNING THE TRUSTEE.......................................39
         Section 7.1  Certain Duties and Responsibilities.............39
         Section 7.2  Certain Rights of Trustee.......................40
         Section 7.3  Trustee Not Liable for Recitals in Indenture
                      or in Notes.....................................42
         Section 7.4  May Hold Notes..................................42
         Section 7.5  Moneys Held in Trust; Interest Not Payable
                      Except by Agreement.............................42
         Section 7.6  Compensation, Reimbursement and Indemnity.......42
         Section 7.7  Right of Trustee to Rely on Certificate of
                      Officers of the Company.........................43
         Section 7.8  Trustee Acquiring Conflicting Interest..........43
         Section 7.9  Requirements for Eligibility of Trustee.........43
         Section 7.10 Resignation of Trustee..........................44
         Section 7.11 Acceptance by Successor to Trustee..............45
         Section 7.12 Successor to Trustee by Merger, Conversion,
                      Consolidation or Succession to Business.........46
         Section 7.13 Preferential Collection of Claims Against the
                      Company.........................................46
         Section 7.14 Appointment and Qualification of Authenticating
                      Agent...........................................46

ARTICLE 8

         CONCERNING THE NOTEHOLDERS...................................47
         Section 8.1  Form and Effectiveness of Noteholder Action.....47
         Section 8.2  Who May be Deemed Owners of Notes...............48
         Section 8.3  Notes Owned by the Company or Controlled
                      or Controlling Companies Disregarded for
                      Certain Purposes................................49
         Section 8.4  Revocation of Action by Noteholders; Action
                      by Noteholder Binds Future Holders..............49

ARTICLE 9

         SUPPLEMENTAL INDENTURES......................................49
         Section 9.1  Supplemental Indentures Without Consent of
                      Noteholders.....................................49
         Section 9.2  Modification of Indenture with Consent of
                      Note Holders....................................50
         Section 9.3  Effect of Supplemental Indentures...............52
         Section 9.4  Notes May Bear Notation of Changes by
                      Supplemental Indentures.........................52

ARTICLE 10

         CONSOLIDATION, MERGER, SALE OR CONVEYANCE....................53
         Section 10.1 Consolidation and Merger of the Company and
                      Sale or Conveyance Permitted....................53
         Section 10.2 Rights and Duties of Successor Corporation......53
         Section 10.3 Opinion of Counsel..............................54

ARTICLE 11

         SUBORDINATION................................................54
         Section 11.1 Notes Subordinate to Senior Debt................54



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                                                                    Page

         Section 11.2  Payment Over of Proceeds Upon Dissolution, Etc.54
         Section 11.3  Prior Payment to Senior Debt Upon Acceleration.55
         Section 11.4  Payment To Holders.............................56
         Section 11.5  Payment Permitted If No Default................57
         Section 11.6  Subrogation to Rights of Holders of Senior
                       Debt...........................................57
         Section 11.7  Provisions Solely to Define Relative Rights....57
         Section 11.8  No Waiver of Subordination Provisions..........58
         Section 11.9  Reliance on Judicial Order or Certificate of
                       Liquidating Agent..............................58
         Section 11.10 Certain Conversions Not Deemed Payment.........59
         Section 11.11 Distribution To Be Paid Over...................59
         Section 11.12 Trustee Not Fiduciary for Holders of Senior
                       Indebtedness...................................59

ARTICLE 12

         [intentionally omitted]......................................60

ARTICLE 13

         OPTIONAL PREPAYMENT..........................................60
         Section 13.1 Optional Redemption.............................60

ARTICLE 14

         VOLUNTARY CONVERSION.........................................62
         Section 14.1  Conversion.....................................62
         Section 14.2  Procedure......................................62
         Section 14.3  Antidilution...................................63
         Section 14.4  No Adjustment..................................67
         Section 14.5  Officers' Certificate..........................67
         Section 14.6  Fractional Shares..............................67
         Section 14.7  Reorganization, Etc............................67
         Section 14.8  Notice of Certain Events.......................68
         Section 14.9  Taxes..........................................69
         Section 14.10 Trustee Adjustment Disclaimer..................69

ARTICLE 15

         SATISFACTION AND DISCHARGE OF INDENTURE;
         UNCLAIMED MONEYS.............................................69
         Section 15.1  Satisfaction and Discharge of Indenture........69
         Section 15.2  [intentionally omitted]........................70
         Section 15.3  Repayment of Moneys Held by Paying Agent.......70
         Section 15.4  Repayment of Moneys Held by Trustee............70

ARTICLE 16

         IMMUNITY OF INCORPORATORS, SHAREHOLDERS,
         OFFICERS, DIRECTORS AND EMPLOYEES............................70
         Section 16.1  Incorporators, Shareholders, Officers,
                       Directors and Employees of the Company
                       Exempt from Individual Liability...............70

ARTICLE 17

         MISCELLANEOUS PROVISIONS.....................................71

                                                                    Page

         Section 17.1  Successors and Assigns of the Company
                       Bound by Indenture.............................71
         Section 17.2  Acts of Board, Committee or Officer of
                       Successor Corporation Valid....................71
         Section 17.3  Surrender of Powers by the Company.............71
         Section 17.4  Required Notices or Demands May be Served by
                       Mail...........................................71
         Section 17.5  Officers' Certificate and Opinion of Counsel...71
         Section 17.6  Payments Due on Non-business Days..............72
         Section 17.7  Provisions Required by Trust Indenture Act to
                       Control........................................72
         Section 17.8  Indenture May be Executed in Counterparts......72
         Section 17.9  Governing Law..................................72
         Section 17.10 Severability...................................73

                            CROSS REFERENCE SHEET*

                                    between

the provisions of Sections 310 through 318(a) of the Trust Indenture Act of 1939, as amended, and the Indenture dated as of July 21, 1999, between Cincinnati Bell Inc., Issuer, and The Bank of New York, Trustee:

       Section of Act                            Section of Indenture

       310(a)(1), (2) and (5)....................4.3 and 7.9
       310(a)(3) and (4).........................Not Applicable
       310(b)....................................4.3, 7.8 and 7.10(b)
       310(c)....................................Not Applicable
       311(a) and (b)............................Not Applicable
       311(c)....................................Not Applicable
       312(a)....................................5.1 and 5.2
       312(b) and (c)............................5.2
       313(a)....................................5.4(a)
       313(b)(1).................................5.4(a)
       313(b)(2).................................5.4(a)
       313(c)....................................5.4(a)
       313(d)....................................5.4(b)
       314(a)....................................5.3
       314(b)....................................Not Applicable
       314(c)(1) and (2).........................17.5
       314(c)(3).................................Not Applicable
       314(d)....................................Not Applicable
       314(e)....................................17.5
       314(f)....................................Not Applicable
       315(a), (c) and (d).......................7.1
       315(b)....................................6.7
       315(e)....................................6.8
       316(a)(1).................................6.1 and 6.6
       316(a)(2).................................Not Applicable
       316(a) last sentence......................8.3
       316(b)....................................6.4
       316(c)....................................Not Applicable
       317(a)....................................6.2
       317(b)....................................4.4
       318(a)....................................17.7

*This Cross Reference Sheet is not part of the Indenture.

          THIS INDENTURE, dated as of July 21, 1999, between CINCINNATI BELL INC., an Ohio corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").


                             W I T N E S S E T H:

          WHEREAS, for its lawful corporate purposes, the Company has entered into an Investment Agreement, dated as of July 21, 1999, with Oak Hill Capital Partners, L.P., a Delaware limited partnership, OHCP Ocean I, LLC, a Delaware limited liability company, OHCP Ocean III, LLC, a Delaware limited liability company, OHCP Ocean IV, LLC, a Delaware limited liability company, OHCP Ocean V, LLC, a Delaware limited liability company, Oak Hill Securities Fund, L.P., a Delaware limited partnership, and Oak Hill Securities Fund II, L.P., a Delaware limited partnership, and OHCP AIV I, L.P., a Delaware limited partnership (the "Investment Agreement");

          WHEREAS, pursuant to the Investment Agreement, the Company has issued 6 3/4% Convertible Subordinated Notes with a final maturity of July 21, 2009 with an aggregate original issue price of $400 million (together with all notes issued in connection with the substitution, replacement or transfer thereof, the "Initial Notes"), upon the terms and subject to the conditions set forth in the Investment Agreement and in the Initial Notes;

          WHEREAS, pursuant to the Investment Agreement, the Company has agreed to prepare, execute and deliver to a bank or trust company designated by the Company an indenture providing for the issuance thereunder of notes (together with all notes issued in connection with the substitution, replacement or transfer thereof, the "Notes") in an aggregate principal amount at maturity equal to the aggregate Full Accreted Value (as defined herein) of the Initial Notes having substantially all the rights, benefits and privileges carried by the Initial Notes;

          WHEREAS, after the execution and delivery of this Indenture, upon surrender of any Initial Notes to the Company in exchange therefor, the Company will issue and deliver Notes having an aggregate principal amount at maturity equal to the Full Accreted Value);

          WHEREAS, the Notes and certificates of authentication to be borne by the Notes are to be substantially in the forms attached as Appendix A;

          WHEREAS, this Indenture will be subject to, and shall be governed by, the provisions of the Trust Indenture Act (as defined herein) that are required to be part of and to govern indentures qualified under the Trust Indenture Act;

          WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by or on behalf of the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed; and

          WHEREAS, all acts and things necessary to make this Indenture a valid, binding and legal obligation of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done and performed;

          NOW, THEREFORE:

          In consideration of the premises and the acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

                                   ARTICLE 1

                                  DEFINITIONS

          Section 1.1 The terms defined in this Section 1.1 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.1. All other terms used in this Indenture which are defined in the Trust Indenture Act (as defined herein), or which are by reference therein defined in the Securities Act (as defined herein), shall (except as herein otherwise expressly provided or unless the context otherwise requires) have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture as originally executed.

          Accelerated Amount has the meaning assigned to that term in Section 4.13.

          Accreted Value means, for each $1,000 of original issue price of a Note and for any specified date, the amount calculated pursuant to clause (i),
(ii), (iii) or (iv) below for the Notes, subject to adjustment in accordance with Section 4.13:

               (i) If the specified date occurs on one or more of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

          Semi-Annual                              Accreted
          Accrual Date                               Value
          ------------                               -----
          January 21, 2000                        $1,033.75
          July 21, 2000                            1,068.64
          January 21, 2001                         1,104.71
          July 21, 2001                            1,141.99
          January 21, 2002                         1,180.53
          July 21, 2002                            1,220.37
          January 21, 2003                         1,261.56
          July 21, 2003                            1,304.14
          January 21, 2004                         1,348.15
          July 21, 2004                            1,393.65

               (ii) If the specified date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (a) the original issue price of each Note and (b) an amount equal to the product of (1) the Accreted Value for the first Semi-Annual Accrual Date less the original issue price of such Note multiplied by (2) a fraction, the numerator of which is the number of days elapsed from July 21, 1999 to the specified date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days from July 21, 1999 to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

               (iii) If the specified date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (a) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such specified date and
(b) an amount equal to the product of (1) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (2) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Semi-Annual Accrual Date to the specified date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

               (iv) If the specified date occurs on or after the last Semi-Annual Accrual Date, the Accreted Value will equal the Full Accreted Value.

          Affiliate has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.

          Authenticating Agent means the agent of the Trustee, if any, which at the time shall be appointed and acting pursuant to Section 7.14.

          Board of Directors means the Board of Directors or the Executive Committee thereof of the Company as the context may require.

          Business Day means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to close.

          Cash Percentage has the meaning assigned to that term in Section 4.13(a).

          Change of Control means the occurrence of any of the following:

               (i) a tender offer shall be made and consummated for the ownership of 30% or more of the outstanding voting securities of the Company;

               (ii) the Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, other than Affiliates of any party to such merger or consolidation as the same shall have existing immediately prior to such merger or consolidation;

               (iii) the Company shall sell substantially all of its assets to another corporation which is not a wholly owned subsidiary;

               (iv) a person within the meaning of Section 3(a)(9) or of
Section 13(d)(3) (as in effect on December 5, 1988) of the Exchange Act shall acquire 20% or more of the outstanding voting securities of the Company (whether directly, indirectly, beneficially or of record), or a person within the meaning of Section 3(a)(9) or

Section 13(d)(3) (as in effect on December 5, 1988) of the Exchange Act controls in any manner the election of a majority of the directors of the Company;

               (v) within any period of two consecutive years commencing on or after December 5, 1988, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period (for purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13(d)-3(d)(1)(i) pursuant to the Exchange Act); or

               (vi) a merger, consolidation or similar transaction (regardless of whether the Company is a constituent corporation in such transaction and other than those transactions of the type referred to in clause (ii) above) with respect to which persons who were beneficial owners of voting securities immediately prior to such transaction own less than 50% of the voting securities (including securities of any successor corporation of the Company having the ordinary power to vote in the election of directors of such successor corporation) upon the consummation of such transaction.

For the avoidance of doubt (x) the terms being used in clauses (i), (ii),
(iii), (iv) and (v) of this definition of "Change of Control" shall have the respective meanings for such terms as used in the Company's 1989 Stock Option Plan as of the date hereof and (y) the IXC Transaction shall not be deemed to be a Change of Control.

          Change of Control Offer has the meaning assigned to that term in
Section 4.13.

          Change of Control Payment has the meaning assigned to that term in
Section 4.13.

          Change of Control Payment Date has the meaning assigned to that term in Section 4.13.

          Code means the Internal Revenue Code of 1986, as amended.

          Common Stock means the common stock, par value $.01 per share, of the Company and any other class of capital stock of the Company into which such stock is reclassified or reconstituted.

          Company means Cincinnati Bell Inc., an Ohio corporation, and, subject to the provisions of Article Ten, shall also include its successors and assigns.

          Conversion Price has the meaning assigned to that term in Section
14.1.

          Conversion Ratio has the meaning assigned to that term in Section
14.1.

          Conversion Shares means the shares of Common Stock issued or issuable upon conversion of the Notes.

          Credit Agreement means the Credit Agreement, dated as of November 9, 1999, among the Company and IXC Communications Services, Inc., as Borrowers, Citicorp USA, Inc., as Administrative Agent, Bank of America, N.A., as Syndication Agent, and certain Lender Parties thereto.

          Current Market Price per share means, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of ten consecutive Trading Days ending on such date, and (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange or quoted in the over-the-counter market, the Market Price such date, provided, however, that
(A) if the "ex" date (as hereinafter defined) for any event (other than the event requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 14.3(a), 14.3(b), 14.3(c) (without regard to the exceptions in clauses (A) through (C) therein), 14.3(d) or 14.3(e) shall occur during the ten consecutive Trading Day period referred to in clause (a) above, then the Market Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by dividing or multiplying (as the case may be) such Market Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event (without regard to the exceptions in clauses (A) through (C) of Section 14.3(c)), (B) if the "ex" date for any event (other than the event requiring such computation) that requires an adjustment to the Conversion Price pursuant to
Section 14.3(a), 14.3(b), 14.3(c) (without regard to the exceptions in clauses
(A) through (C) therein), 14.3(d), or 14.3(e) shall occur on or after the "ex" date for the event requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by dividing or multiplying (as the case may be) such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event (without regard to the exceptions in clauses (A) through (C) of Section 14.3(c)) and (C) if the "ex" date for the event requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) or (B) of this proviso, the Market Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 14.3(c)) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date.

          For purpose of this definition, the term "ex" date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Market Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective and
(3) when used with respect to any tender or exchange offer means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the expiration time of such tender or exchange offer.

          Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to Section 14.3 and this definition, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Section 14.3 and this definition and to avoid unjust or inequitable results, as determined by the Board of Directors unless Holders of at least 51% of the aggregate Accreted Value of the Notes outstanding request that the Company obtain an opinion of an independent nationally recognized investment banking firm mutually agreed by the Company and such Holders (the expense of which shall be borne equally by the Company on the one hand and such Holders on the other), in which case such adjustments shall be as determined by such investment banking firm.

          Designated Senior Debt means any Senior Debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Debt shall be "Designated Senior Debt" for purposes of this Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt). If any payment made to any holder of any Designated Senior Debt or its representative with respect to such Designated Senior Debt is rescinded or must otherwise be returned by such holder or representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Senior Debt of the Company arising as a result of such rescission or return shall constitute Designated Senior Debt effective as of the date of such rescission or return.

          Designated Value means, for each $1,000 original issue price of any Note to be converted (or assumed to be converted) into Common Stock, (i) if the conversion (or assumed conversion) occurs prior to the Full Accretion Date, (x) for purposes of Sections 14.3(a), 14.7 and 4.14, (y) in connection with a Change of Control or (z) on or after a record date and prior to the related Interest Payment Date, in each case, the Accreted Value for $1,000 of original issue price of such Note as of the date of determination, (ii) for all other conversions prior to the Full Accretion Date, the Accreted Value for $1,000 of original issue price of such Note as of the immediately preceding Semi-Annual Accrual Date and (iii) at or after the Full Accretion Date, the Full Accreted Value for $1,000 of original issue price of such Note.

          Event of Default means any event specified in Section 6.1.

          Exchange Act means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

          Expiration Time has the meaning assigned to that term in Section 14.3(d).

          Fair Market Value means, with respect to any property, the amount which an informed and willing buyer under no compulsion to buy would pay an informed and willing seller, under no compulsion to sell in an arm's length transaction.

          Full Accreted Value has the meaning assigned to that term in Section 2.6.

          Full Accretion Date means July 21, 2004.

          Full Cash Payment has the meaning assigned to that term in Section 4.13(a).

          GAAP means generally accepted accounting principles in the United States in effect from time to time.

          Governmental Entity means any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority.

          Holder, Holder of Notes and Noteholder or other similar terms, mean any person who is the registered holder of any Note.

          HSR Act means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations of the Federal Trade Commission thereunder.

          Indebtedness of any person means (i) all obligations, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, (ii) all obligations for the deferred payment of the purchase price of property or assets purchased, (iii) all guarantees, endorsements, assumptions and other contingent obligations in respect of, or to purchase or to otherwise acquire, indebtedness of others and (iv) all indebtedness secured by any mortgage, pledge or lien existing on property owned, subject to such mortgage, pledge or lien, whether or not the indebtedness secured thereby shall have been assumed.

          Indenture means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented and shall include the forms and terms of the Notes.

          Interest Payment Date has the meaning assigned to that term in
Section 2.6.

          Investment Agreement has the meaning assigned to that term in the recitals to this Indenture.

          Issuance Date has the meaning assigned to that term in Section 14.3.

          IXC Transaction means any merger, consolidation, business combination or any similar transaction (by asset sale or otherwise) involving the Company and IXC Communications, Inc., a Delaware corporation, or any of their respective Subsidiaries.

          Market Price means, per share of common stock or any other security on any date specified herein: (a) if the common stock or such other security is listed or admitted to trading on any national securities exchange, the closing price of the common stock or such other security on such specified date, or if the common stock or such other security is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security, the last trading price of the common stock or such other security on such specified date; or (b) if there shall have been no trading on such specified date or if the common stock or such other security is not so designated, the average of the reported closing bid and asked prices of the common stock or such other security on such specified date as shown by NASDAQ and reported by any member firm of the NYSE, selected by the Company. If neither (a) nor (b) above is applicable, Market Price shall mean the Fair Market Value per share determined in a manner consistent with the penultimate sentence of Section 4.13(c).

          Material Adverse Effect means, when used in connection with the Company, any change, effect, event, occurrence, condition, development or state of facts that is materially adverse to the business, assets, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, taken as a whole, other than any change, effect, event, occurrence, condition, development or state of facts (i) relating to the economy or securities markets in general or (ii) relating to the industries in which the Company operates in general and not specifically relating to the Company.

          NASDAQ means the National Market System of the Nasdaq Stock Market, Inc. or any successor thereto.

          Note has the meaning assigned that term in the recitals to this Indenture.

          Notes Register means the register or registers kept by the Company as provided in Section 2.8.

          Notice of Default has the meaning assigned to that term in Section
6.1.

          NYSE means the New York Stock Exchange, Inc. or any successor thereto.

          Officers' Certificate means a certificate signed (i) by the Chairman of the Board of Directors or a Vice Chairman of the Board of Directors or the President or an Executive Vice President or Senior Vice President of the Company and (ii) by the Chief Financial Officer, Treasurer or any Assistant Treasurer or the Controller or the Secretary or any Assistant Secretary of the Company. Each such certificate shall include the statements provided for in
Section 17.5, if and to the extent required by the provisions thereof.

          Opinion of Counsel means an opinion in writing signed by legal counsel, who may be an employee of or of counsel to the Company or the Trustee or who may be other counsel satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 17.5, if and to the extent required by the provisions thereof.

          Optional Redemption has the meaning assigned to that term in Section 13.1.

          Optional Redemption Date has the meaning assigned to that term in
Section 13.1.

          Optional Redemption Notice has the meaning assigned to that term in
Section 13.1.

          Optional Redemption Price has the meaning assigned to that term in
Section 13.1.

          Outstanding means, when used with reference to Notes, subject to the provisions of Section 8.3 and as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

               (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

               (b) Notes, or portions thereof, for the payment or redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company for the Holders of such Notes (if the Company shall act as its own paying agent); provided that if such Notes, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

               (c) Notes in substitution for which other Notes shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.8 (except with respect to any such Note as to which proof satisfactory to the

Trustee is presented that such Note is held by a person in whose hands such
Note is a legal, valid and binding obligation of the Company).

          In determining prior to the Full Accretion Date whether the Holders of the requisite principal amount of Outstanding Notes of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Note that shall be deemed to be Outstanding for such purposes shall be the Accreted Value of such Note.

          Payment Blockage Notice has the meaning assigned to that term in
Section 11.4.

          Person means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Entity or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          Principal, whenever used with reference to the Notes or any Note or any portion thereof, shall be deemed to include the Accreted Value of the Notes and premium, if any, payable on the Notes.

          Principal Corporate Trust Office of the Trustee or other similar term means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered and shall initially be at 101 Barclay Street, Floor 21 West, New York, New York 10286.

          Record Date means, when used with respect to any Interest Payment Date, shall have the meaning specified in Section 2.6.

          Reference Date has the meaning assigned to that term in Section
14.3.

          Regular Dividend means any nominal regular quarterly dividend declared by the Board of Directors on the shares of the Common Stock.

          Regular Record Date has the meaning assigned to that term in Section 2.6.

          Responsible Officer means, when used with respect to the Trustee, any vice president, any trust officer, any assistant trust officer, any assistant secretary, any assistant treasurer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture, and when used with respect to any Holder, an executive officer of such Holder or persons performing functions similar to those performed by an executive officer.

          SEC means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          Securities Act means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

          Semi-Annual Accrual Date has the meaning assigned to that term in the definition of "Accreted Value."

          Senior Debt means the principal of (and premium, if any) and interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) on, and all fees and other amounts (including collection expenses, attorney's fees and late charges) owing with respect to, the following, whether direct or indirect, absolute or contingent, secured or unsecured, due or to become due, outstanding at July 21, 1999 or thereafter incurred, created or assumed: (a) indebtedness of the Company for money borrowed or evidenced by bonds, debentures, notes, guarantees or similar instruments, (b) reimbursement, prepayment and other obligations of the Company with respect to letters of credit, bankers' acceptances and similar facilities issued for the account of the Company, (c) every obligation of the Company issued or assumed as the deferred purchase price of property or services purchased by the Company, (d) obligations of the Company as lessee under leases required to be capitalized on the balance sheet of the lessee under GAAP or which can be capitalized under the Code, (e) obligations of the Company under interest rate and currency swaps, caps, floors, collars or similar arrangements intended to protect the Company against fluctuations in interest or currency exchange rates, (f) all indebtedness for borrowed money of the Company secured by any Lien on any property or asset owned or held by the Company regardless of whether the indebtedness secured thereby shall have been assumed by the Company or shall be non-recourse to the credit of the Company, (g) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),
(h) indebtedness of others of the kinds described in the preceding clauses (a) through (g) and all dividends and distributions of others in each case that the Company has assumed, guaranteed or otherwise assured the payment thereof, directly or indirectly (including guarantees of indebtedness for borrowed money of any of its Subsidiaries), and/or (i) deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness or obligation described in the preceding clauses (a) through (h) whether or not there is any notice to or consent of the Holders; provided, however, that the following shall not constitute Senior Debt: (i) any particular indebtedness or obligation that is owed by the Company to any of its direct and indirect Subsidiaries, (ii) any particular indebtedness, deferral, renewal, extension or refunding if it is expressly stated in the governing terms or in the assumption thereof that the indebtedness involved is pari passu in right of payment with or junior in right of payment to the Notes and (iii) any trade payables and other accrued current liabilities incurred in the ordinary course of business.

          Senior Debt Documents means, collectively, any and all agreements relating to any Senior Debt, including, without limitation, the Credit Agreement.

          Significant Subsidiaries has the meaning ascribed to such term in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

          Special Record Date has the meaning assigned to that term in Section 2.6.

          Stated Maturity, when used with respect to the Notes or any installment of Principal thereof or interest thereon, means the date specified in the Note or this Indenture as the fixed date on which the Principal of such Note or such installment of interest is due and payable.

          Subsidiary of any Person means another Person, an amount of the voting stock, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

          Trading Days means, with respect to a security traded on a securities exchange, automated quotation system or market, a day on which such exchange, system or market is open for a full day of trading.

          Transaction has the meaning assigned to that term in Section 14.7.

          Trust Indenture Act means the Trust Indenture Act of 1939, as amended, as in force at the date of this Indenture as originally executed, except as provided in Section 9.4 hereof.

          Trustee means The Bank of New York, a New York banking corporation, and, subject to the provisions of Article Seven hereof, shall also include its successor trustee appointed pursuant to the terms of this Indenture.

          U.S. Government Obligations means securities which are (i) direct obligations of the United States of America for the payment of which the full faith and credit of the United States is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in either case, have a maturity of one year or less.

          Voting Securities means, with respect to any Person, securities of such Person having the ordinary power to vote in the election of the board of directors or other governing body of such Person.

                                   ARTICLE 2

                 ISSUE, DESCRIPTION, EXECUTION, REGISTRATION,
                        TRANSFER AND EXCHANGE OF NOTES

          Section 2.1 Amount, Authentication and Delivery

          The aggregate original issue price of Notes which may be authenticated and delivered under this Indenture is $400 million except for Notes authenticated and delivered upon registration or transfer of, or exchange for, or in lieu of, other Notes pursuant to Sections 2.8, 2.9, 2.10,
9.4 or 13.1 or in connection with a Change of Control Offer pursuant to
Section 4.13.

          Upon the execution of this Indenture, or from time to time thereafter, the Notes may be executed and registered by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and make available for delivery said Notes to or upon the written order of the Company, signed by its Chairman of the Board of Directors or a Vice Chairman of the Board of Directors or its President or an Executive Vice President and by its Chief Financial Officer, Treasurer or an Assistant Treasurer under its corporate seal, without any further action by the Company hereunder.

          Only such Notes as shall bear thereon either a certificate of authentication substantially in the form recited in Section 2.3, or an alternate certificate of authentication substantially in the form recited in
Section 2.4, duly executed by the

Trustee or by the Authenticating Agent on its behalf, respectively, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee or by the Authenticating Agent on its behalf upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

          Section 2.2 Form of Security; Denominations. The Notes shall be substantially in such form as set forth in Appendix A to this Indenture and may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers of the Company executing such Notes, as evidenced by their execution of the Notes.

          The Notes shall be issued as registered Notes without coupons in denominations of $1,000 original issue price.

          Each Note shall be dated the date of authentication and shall bear interest in accordance with Section 2.6.

          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Section 2.3 Form of Trustee's Certificate of Authentication. The Trustee's certificate of authentication on all Notes shall be in substantially the following form:

          This is one of the Notes referred to in the within-mentioned
Indenture.

                                        THE BANK OF NEW YORK,
                                          as Trustee

                                        By
                                          ----------------------------------
                                                Authorized Signatory

          Section 2.4 Form of Authenticating Agent's Alternate Certificate of Authentication. The Authenticating Agent's alternative certificate of authentication on all Notes shall be in substantially the following form:

          This is one of the Notes referred to in the within-mentioned
Indenture.

                                        THE BANK OF NEW YORK,
                                          as Trustee

                                        By
                                          ----------------------------------
                                                 Authenticating Agent

                                        By
                                          ----------------------------------
                                                 Authorized Signature

          Section 2.5 Notes in Global Form. The Notes shall be issuable in global form. Any such Note may provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced or increased to reflect exchanges. Any endorsement of a Note in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Notes represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or in the order of the Company to be delivered to the Trustee pursuant to Section 2.1. The Trustee shall deliver and redeliver any Note in permanent global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable order of the company. Any instructions by the Company with respect to endorsement or redelivery of a Note in global form shall be in writing but need not be accompanied by an Opinion of Counsel.

          Any registered Note in global form authenticated and delivered hereunder shall bear a legend in substantially the following form with such changes as may be required by the depositary:

               This security is in global form within the meaning of the indenture hereinafter referred to and is registered in the name of a depositary or a nominee of a depositary. Unless and until it is exchanged in whole or in part for securities in certificated form in the limited circumstances described in the indenture, this security may not be transferred except as a whole by the depositary or a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

          Section 2.6 Title and Terms. The Notes shall be known and designated as the 6.75% Convertible Subordinated Notes Due 2009 of the Company. The Company shall pay cash interest on the Notes at the rate and in the manner specified below. Prior to July 21, 2004 (the "Full Accretion Date"), cash interest will not accrue or be payable on the Notes, but the Notes will accrete on a daily basis, compounded semi-annually on January 21 and July 21 of each year, at the rate of 6.75% per annum of the Accreted Value of the Notes from July 21, 1999 through the Full Accretion Date. On the Full Accretion Date, the Accreted Value of each $1,000.00 of original issue price of the Notes will be equal to $1,393.65 (the "Full Accreted Value"). From the Full Accretion Date, interest on the Notes will accrue on the Full Accreted Value of the Notes at the rate of

6.75% per annum from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the Full Accretion Date. The Company will pay, in cash, such interest semiannually in arrears on January 21 and July 21 of each year (each an "Interest Payment Date"), commencing on January 21, 2005, or if any such day is not a Business Day on the next succeeding Business Day, to Holders of record at the close of business on the January 6 or July 6 immediately preceding the Interest Payment Date (a "Regular Record Date"), except that interest not so punctually paid or duly provided for, if any, will be paid to the person in whose name each Note is registered as of the close of business on a special record date to be fixed by the Company (a "Special Record Date" and each Regular Record Date and Special Record Date, a "Record Date"), notwithstanding the subsequent cancellation of this Note prior to such Interest Payment Date. Upon any conversion of the Notes or any portion thereof into Common Stock following the Full Accretion Date, only if such conversion occurs (x) following notice by the Company of its option to redeem each Note under Section 13.1, (y) in connection with a Change of Control or (z) on or after a Record Date and prior to the applicable Interest Payment Date, the Company will pay, in cash, any accrued and unpaid interest on each Note (or the portion being converted). All accretions and interest payable with respect to the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

          Payment of the Principal of and interest on the Notes shall be made by wire transfer in immediately available funds to a bank account in the United States designated by each Holder in a written notice received by the Company (a) in the case of a payment of interest (other than any interest payable in connection with the conversion of any Note into Common Stock), prior to the Record Date immediately preceding the date on which such payment is due and (b) in the case of payment of Principal on the final maturity of the Notes, prior to the Regular Record Date immediately preceding such final maturity, or in the case of payment of Principal or interest on an earlier redemption, repurchase or conversion date, no later than the fifteenth day prior to such earlier redemption, repurchase or conversion date; provided, that in the case of such payment of Principal, the Notes shall have been surrendered to the Company for payment on or before the payment date. To the extent lawful, the Company shall pay interest on overdue Principal, as applicable, in cash at the rate of 8.75% per annum; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate. In addition, if an Event of Default occurs and is continuing, to the extent lawful, the Company shall pay in cash interest at the rate of 8.75% per annum on the Accreted Value of the Notes until the date such Event of Default is cured, waived or otherwise satisfied in full; provided, that if such cash default interest is paid prior to the Full Accretion Date, the Accreted Value of the Notes shall be reduced to reflect such payment in cash.

          Section 2.7 Execution and Authentication. The Notes shall be executed on behalf of the Company (i) by its Chairman of the Board of Directors or a Vice Chairman of the Board of Directors or its President or an Executive Vice President, and (ii) by its Chief Financial Officer, Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary. Each such signature upon the Notes may be in the form of a facsimile signature of any such officer and may be imprinted or otherwise reproduced on the Notes and for that purpose the Company may adopt and use the facsimile signature of any person who has been or is or shall be such officer. In case any such officer of the Company signing any of the Notes shall cease to be such officer before such Notes so signed shall have been authenticated and made available for delivery by the Trustee or by the Authenticating Agent on its behalf, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though such person had not ceased to be such officer of the Company.

          The Company shall execute and the Trustee shall, in accordance with this Section and the order of the Company, authenticate and deliver one or more Notes in global form that (i) shall represent and shall be denominated in an amount equal to the original issue price of the Outstanding Notes to be represented by such Note or Notes in global form, (ii) shall be registered, if a registered Note, in the name of the depositary for such Note or Notes in global form or the nominee of such depositary, (iii) shall be delivered by the Trustee to such depositary and (iv) shall bear the legend set forth in Section
2.5 and any other legend permitted under this Indenture.

          Each depositary designated by the Company for a registered Note in global form must, at the time of its designation and at all times while it serves as depositary, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation. The Trustee shall have no responsibility to determine if the depositary is so registered. Each depositary shall enter into an agreement with the Trustee governing the respective duties and rights of such depositary and the Trustee with regard to Notes issued in global form.

          Section 2.8 Exchange; Registration; Registration of Transfer and Exchange. Any Note may be exchanged for a like aggregate original issue price of any Note of other authorized denominations. Notes to be exchanged shall be surrendered at the office or agency to be maintained by the Company as provided in Section 4.2 (or at any of such offices or agencies if more than one), and the Company shall execute and register and the Trustee or the Authenticating Agent on its behalf shall authenticate and make available for delivery in exchange therefor the Note or Notes which the Holder making the exchange shall be entitled to receive.

          The Company shall keep or cause to be kept, at the office or agency to be maintained by the Company as provided in Section 4.2 (or at least one of said offices or agencies, if more than one), a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall register Notes and shall register the transfer of Notes as in this Article Two provided (the "Notes Register"). Any such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers shall be available for inspection by the Trustee. Upon due presentment for registration of transfer of any Note at such office or agency, the Company shall execute and register and the Trustee or the Authenticating Agent on its behalf shall authenticate and make available for delivery in the name of the transferee or transferees a new Note or Notes for a like aggregate principal amount. The Company shall give to any Holder of at least 5% of the aggregate original issue price of Notes promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of Notes.

          All Notes presented for registration of transfer or for exchange or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee duly executed by, the Holder or his or her attorney duly authorized in writing.

          The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or transfer of Notes. No service charge shall be made for any such transaction.

          The Company shall not be required (a) to issue, register the transfer of or exchange any Notes for a period of fifteen days preceding the first mailing of notice of redemption of Notes to be redeemed or (b) to register the transfer of or exchange any

Notes selected, called or being called for redemption as a whole or the portion being redeemed of any such Notes selected, called or being called for redemption in part.

          All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

          Each Note issued in global form authenticated under this Indenture shall be registered in the name of the depositary designated for such series or a nominee thereof and delivered to such depositary or a nominee thereof or custodian therefor, and each such Note issued in global form shall constitute a single Note for all purposes of this Indenture.

          Notwithstanding any other provision (other than the provisions set forth in the next four succeeding paragraphs of this Section) of this Section, unless and until it is exchanged in whole or in part for Notes in certificated form in the circumstances described below, a Note in global form representing all or a portion of the Notes may not be transferred except as a whole by the depositary to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor depositary or a nominee of such successor depositary.

          If at any time the depositary for the Notes notifies the Company that it is unwilling or unable to continue as depositary for the Notes or if at any time the depositary for the Notes shall no longer be eligible under
Section 2.7, the Company shall appoint a successor depositary with respect to the Notes. If a successor depositary for the Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company shall execute, and the Trustee, upon receipt of a order of the Company for the authentication and delivery of certificated Notes of like tenor, shall authenticate and deliver Notes of like tenor in certificated form, in authorized denominations and in an aggregate principal amount equal to the Full Accreted Value of the Note or Notes of like tenor in global form in exchange for such Note or Notes in global form.

          The Company may at any time in its sole discretion determine that Notes issued in global form shall no longer be represented by such a Note or Notes in global form. In such event the Company shall execute, and the Trustee, upon receipt of an order of the Company for the authentication and delivery of certificated Notes of like tenor, shall authenticate and make available for delivery, Notes of like tenor in certificated form, in authorized denominations and in an aggregate principal amount equal to the Full Accreted Value of Note or Notes of like tenor in global form in exchange for such Note or Notes in global form.

          The depositary for the Notes may surrender a Note in global form in exchange in whole or in part for Notes in certificated form on such terms as are acceptable to the Company and such depositary. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

               (a) to each Person specified by such depositary a new certificated Note or Notes of like tenor, of any authorized denomination as requested by such Person, in aggregate Full Accreted Value equal to and in exchange for such Person's beneficial interest in the Note in global form; and

               (b) to such depositary a new Note in global form of like tenor in a denomination equal to the difference, if any, between the original issue price of the surrendered Note in global form and the aggregate original issue price of certificated Notes delivered to Holders thereof.

          Upon the exchange of a Note in global form for Notes in certificated form, such Note in global form shall be canceled by the Trustee. Notes in certificated form issued in exchange for a Note in global form pursuant to this Section shall be registered in such names and in such authorized denominations as the depositary for such Note in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall make available for delivery such Notes to the Persons in whose names such Notes are so registered.

          Section 2.9 Temporary Notes. Pending the preparation of definitive Notes, the Company may execute and register and the Trustee shall authenticate and make available for delivery temporary Notes, which temporary Notes are printed, lithographed or typewritten. Temporary Notes may be of any denomination and substantially in the form of the definitive Notes, but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Temporary Notes may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Note shall be executed and registered by the Company and be authenticated by the Trustee or by the Authenticating Agent on its behalf upon the same conditions and in substantially the same manner, and with like effect, as the definitive Notes. Such temporary Notes may be in global form, representing all or a portion of the Outstanding Notes. Except in the case of temporary Notes in global form, each of which shall be exchanged in accordance with the provisions thereof, without unreasonable delay the Company shall execute and register and shall furnish definitive Notes and thereupon temporary Notes may be surrendered in exchange therefor at the office or agency to be maintained by the Company as provided in Section 4.2 (or at any of said offices or agencies, if more than one), and the Trustee or the Authenticating Agent on its behalf shall authenticate and make available for delivery in exchange for such temporary Notes a like aggregate principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

          Section 2.10 Mutilated, Destroyed, Lost or Stolen Notes. In case any temporary or definitive Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute and register, and upon its request the Trustee shall authenticate and make available for delivery, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the Note so mutilated, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company and to the Trustee such note or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof. The Trustee may authenticate any such substituted Note and make available for delivery the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Note, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of such Note (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Company and to the Trustee such Note or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Note and of the ownership thereof.

          Every substituted Note issued pursuant to the provisions of this
Section 2.10 by virtue of the fact that any such Note is destroyed, lost or stolen shall, with respect to such Note, constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall at any time be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued under this Indenture. All Notes shall be held and owned upon the express condition that (to the extent lawful) the foregoing provisions shall be exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies, notwithstanding any law or statute now existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other notes without their surrender.

          Section 2.11 Cancellation of Surrendered Notes. All Notes surrendered for payment, exchange or registration of transfer shall, if surrendered to the Company, the Authenticating Agent or any paying agent, be canceled and delivered to the Trustee or, if surrendered to the Trustee, be cancelled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. On written request of the Company, the Trustee shall deliver to the Company cancelled Notes held by the Trustee. With the consent of the Company, the Trustee may but shall not be required to destroy cancelled Notes. If the Company shall acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are cancelled and delivered to the Trustee or surrendered to the Trustee for cancellation.

          Section 2.12 Provisions of the Indenture and Notes for the Sole Benefit of the Parties and the Noteholders. Nothing in this Indenture or in any Note, expressed or implied, shall give or be construed to give to any person other than the parties hereto and their successors and the Holders of the Notes any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained, all the covenants, conditions and provisions hereof being for the sole benefit of the parties hereto and their successors and of the Holders of the Notes.

          Section 2.13 CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on such Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers used with respect to the Notes.

                                   ARTICLE 3

                            [intentionally omitted]




                                   ARTICLE 4

                      PARTICULAR COVENANTS OF THE COMPANY

          Section 4.1 Payment of Principal and Interest on Notes. The Company will duly and punctually pay or cause to be paid the Principal of and interest on each of the Notes, at the place or places, at the respective times and in the manner provided in the Notes and in this Indenture.

          Section 4.2 Maintenance of Office or Agency for Transfer, Exchange and Payment of Notes. As long as any of the Notes remain Outstanding, the Company will maintain an office or agency in the Borough of Manhattan, the City of New York, State of New York (and at such other place, if any, as shall be specified in the form of such Note as a place for payment of Principal and interest) where the Notes may be presented for registration of transfer and for exchange as in this Indenture provided, where notices and demands to or upon the Company in respect of the Notes or of this Indenture may be served and where the Notes may be presented for payment. The Company will give to the Trustee notice of the location of each such office or agency and of any change in the location thereof. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the Principal Corporate Trust Office of the Trustee.

          Section 4.3 Appointment to Fill Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.10, a Trustee, so that there shall at all times be a Trustee hereunder.

          Section 4.4 Duties of Paying Agent. (a) Whenever the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.4,

          (1) that it will hold all sums held by it as such agent for the payment of the Principal of and interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) or the distributions described in Section 4.14 in trust for the benefit of the respective Holders of the Notes entitled thereto and will notify the Trustee of the receipt of sums to be so held,

          (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the Principal of or interest on the Notes when the same shall be due and payable, and

          (3) at any time during the continuance of such failure, immediately pay to the Trustee all sums so held in trust by the paying agent.

               (b) Company as Paying Agent. If the Company shall act as its own paying agent, it will, on or before each due date of the Principal of, premium, if any, or interest on the Notes, set aside, segregate and hold in trust for the benefit of the respective Holders of the Notes entitled thereto a sum sufficient to pay such Principal of or interest, if any, so becoming due. The Company will promptly notify the Trustee of any failure to take such action.

               (c) Turnover to Trustee by Paying Agent of Company. Anything in this Section 4.4 to the contrary notwithstanding, the Company may, at any time, pay or cause to be paid to the Trustee all sums held in trust by it or any paying agent hereunder as required by this Section 4.4, such sums to be held by the Trustee upon the trusts herein contained.

               (d) Holding Sums in Trust. Anything in this Section 4.4 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.4 is subject to the provisions of Sections 15.3 and 15.4.

          Section 4.5 [intentionally omitted]

          Section 4.6 [intentionally omitted]

          Section 4.7 Preservation of Corporate Existence. Except in the event of a transaction permitted under Section 10.1 or a Change of Control, the Company shall do or cause to be done all things necessary to: (i) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its jurisdiction of incorporation or organization; and (ii) preserve and maintain in full force and effect all material rights, privileges, qualifications, licenses and franchises necessary in the normal conduct of its business, provided, however, that the Company shall not be required to preserve any such right, privilege, qualification, license, or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

          Section 4.8 Payment of Taxes. The Company shall, or shall cause its Subsidiaries to, pay or discharge before the same shall become delinquent, all tax assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings.

          Section 4.9 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with (i) its articles or certificate of incorporation and by-laws or other organizational or governing documents, (ii) any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Entity, in each case applicable to or binding upon the Company or any of its property or to which the Company or any of its property is subject and (iii) the directions of any Governmental Entity having jurisdiction over it or its business, except any such failure to comply which would not have a Material Adverse Effect.

          Section 4.10 Original Issue Discount Information. The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and amounts of original issue discount (including daily rates and accrual periods) accrued on Outstanding Notes as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Code.

          Section 4.11 Notices. Upon knowledge of the Chief Executive Officer, the President, any Executive Vice President or the Chief Financial Officer of the Company of the events described below, the Company shall give prompt written notice (but in any event within 20 days) to the Trustee and to each Holder of Notes:

               (a) of the occurrence of any default under, or breach of, any of the provisions of the Notes; and

               (b) of any acceleration prior to stated maturity under the Senior Debt.

Each notice pursuant to this Section 4.11 shall be accompanied by a certificate of the Company setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

          Section 4.12 Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon conversion of Outstanding Notes as provided herein and therein, such number of shares of Common Stock as shall then be issuable upon the conversion of Outstanding Notes. The Company shall issue the Common Stock into which the Notes are convertible upon the proper surrender of the Notes in accordance with the provisions hereof and shall otherwise comply with the terms thereof.

          Section 4.13 Change of Control.

               (a) If, on or prior to July 21, 2004, a Change of Control occurs in which all or a portion of the consideration received by the Company's shareholders is in cash then, notwithstanding any other provision of this Indenture or the Notes, a Holder of a Note may elect to receive in connection with the Change of Control Payment pursuant to Section 4.13(b) an amount equal to the product of (x) the Cash Percentage and (y) the difference between the Full Accreted Value of such Note and the Accreted Value of such Note on the date such Change of Control occurs (the "Full Cash Payment"); provided, however, that if the Holder of a Note elects not to have the Company purchase all or any portion of its Note pursuant to Section 4.13(b), such Holder shall not be entitled to the Full Cash Payment. The "Cash Percentage" means the ratio (expressed as a percentage) of cash received by the Company's shareholders in a Change of Control described in the first sentence of this
Section 4.13(a) to the Fair Market Value of all consideration (including, without limitation, such cash portion) received by the Company's shareholders in such Change of Control. The Fair Market Value shall be determined in accordance with Section 4.13(c).

               (b) Upon the occurrence of a Change of Control (whether the consideration is cash, securities or other property, or a combination thereof), the Company shall offer, and each Holder of the Notes shall have the right to require the Company, to repurchase all, or a portion (equal to the Cash Percentage multiplied by the Accreted Value) of such Holder's Notes at a cash price (the "Change of Control Payment") equal to the greater of (i) the sum of 101% of the Accreted Value of the Notes to be repurchased and the Full Cash Payment (together, the "Accelerated Amount") and (ii) the Fair Market Value (as determined in accordance with Section 4.13(c)) of the consideration (whether such consideration is cash, securities or other property, or a combination thereof) that such Holder would have received had it converted its Notes to be repurchased at the Accelerated Amount into shares of Common Stock immediately prior to such Change of Control, in each case plus any accrued and unpaid cash interest thereon to the date of repurchase.

               (i) Within 30 days following any Change of Control, the Company shall mail a notice to the Trustee and the Holders of the Notes, at the Holders' addresses as they appear on the Notes Register, stating:

                    (A) that an offer is being made pursuant to this Section 4.13(b) and that all Notes tendered and not withdrawn will be accepted for payment;

                    (B) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control);

                    (C) the purchase price and the purchase date (which shall be a Business Day), which shall be not later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                    (D) that any Notes not tendered will continue to accrue Accreted Value and interest pursuant to their terms; provided, that the Full Cash Payment provided in Section 4.13(a) shall not be made;

                    (E) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the repurchase offer made pursuant to this Section 4.13(b) (the "Change of Control Offer") shall cease to accrue Accreted Value and interest on and after the Change of Control Payment Date; and

                    (F) the procedures that Holders must follow to accept the Change of Control Offer.

               (ii) The Company shall cause the Change of Control Offer to remain open for at least 20 Business Days or for such longer period as is required by law.

               (iii) On the Change of Control Payment Date, the Company shall:

                    (A) accept for payment all Notes or portions thereof validly tendered and not withdrawn pursuant to the Change of Control Offer;

                    (B) pay to each Holder of Notes so accepted the Change of Control Payment in accordance with the terms of this Section in cash in immediately available funds.

               (iv) If any of the Notes are partially tendered to the extent permitted under Section 4.13(b), the Company shall execute and register and the Trustee or Authenticating Agent on its behalf shall authenticate and make available for delivery, at the expense of the Company, a new Note or Notes with a Full Accreted Value equal to that of any unpurchased portion of the Notes surrendered.

               (c) The Fair Market Value of the cash, securities and other property received in a Change of Control by the Company's shareholders shall be determined in good faith by the Board of Directors and the value of any securities shall be determined by reference to the Market Price of such securities. The Fair Market Value determined by the Board of Directors shall be conclusive and binding unless the Holders of at least 51% of the aggregate Accreted Value of the Notes Outstanding request that the Company obtain an opinion of an independent nationally recognized investment banking firm mutually acceptable to the Company and such Holders (the expense of which is to be borne equally by the Company on the one hand and such Holders on the other), in which event the Fair Market Value of such cash, securities and other property shall be determined by such investment banking firm.

               (d) Any Notes not tendered pursuant to Section 4.13(b) will (i) continue to accrue Accreted Value and interest pursuant to their terms; provided that the Full Cash Payment for such Notes shall not be made and (ii) thereafter be convertible in the manner provided in Section 14.7.

               (e) Immediately prior to the occurrence of any Change of Control, the Company shall at its option either (i) deposit with the Trustee for the benefit of the Holders of the Notes, an amount in cash sufficient to fully satisfy the Company's payment obligations under Section 4.13(b) with respect to such Change of Control or (ii) cause the payment obligations of the Company under Section 4.13(b) with respect to such Change of Control to be assumed by the entity or entities issuing or paying, as the case may be, the stock, other securities or other property or assets (including cash) issued or paid with respect to or in exchange for the Common Stock in connection with such Change of Control.

          Section 4.14 Dividends or Distributions. In addition to the interest on the Notes described in Article Two of this Indenture, in the event that the Company shall declare a dividend or make any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Company, a redemption pursuant to, or a triggering event under, a shareholder rights plan, "poison pill" or similar arrangement, or in other property or assets and including a Regular Dividend) to holders of Common Stock, then, at the option of Holders of the Notes (which shall be determined by at least 51% of the aggregate Accreted Value of the Notes Outstanding), (i) the Board of Directors shall declare, and the Company shall pay to the Trustee, on behalf of the Holders, a distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock into which such Note is convertible on the record date for such dividend or distribution at the Designated Value as of such date or
(ii) except in the case of Regular Dividends, the Conversion Price of the Notes shall be adjusted pursuant to Section 14.3 hereof. Promptly after the Company's declaration of a dividend or making of any other distribution (but not later than 10 Business Days thereafter), the Company shall deliver a notice of such dividend or distribution to the Trustee and the Holders of the Notes. Within 10 Business Days of such notice, the Trustee shall notify the Company of the Holders' election under this Section 4.14 (which shall be evidenced by a written resolution by at least 51% of the aggregate Accreted Value of the Notes outstanding). If the Holders of the Notes elect to receive such dividends or distributions in the manner set forth in clause (i) above, the Company shall pay all such distributions to the Trustee for the benefit of the Holders of the Notes until the earlier of (i) such time as such Notes are converted into Common Stock and (ii) the redemption of Notes under Section
4.13. Upon conversion of any Note, the portion of each such distribution relating to the Note so converted (together with any interest or other income thereon) shall be distributed to the Holder of such Note at the time of conversion. In the event of a repurchase of any Note under
Section 4.13(b), the portion of each such distribution relating to the Note so repurchased (together with any interest or other income thereon) shall be distributed to the Holder of such Note at the time of such repurchase. In the event of any Change of Control, the Cash Percentage of each such distribution held by the Trustee shall be distributed to the Holders of the Notes upon such Change of Control. During the time that any such distribution is held by the Trustee on behalf of the Holders, the Trustee shall invest distributions for the benefit of the respective Holders in U.S. Government Obligations as provided in Section 7.5 hereof.

          Section 4.15 Maintenance of Properties. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, except for such failures to maintain and preserve which would not have a Material Adverse Effect.

          Section 4.16 Forbearance from Restrictions on Rights of Holders of Notes. The Company will not enter into any agreement or instrument or otherwise agree to any covenant that would in any way limit the right of the Holders of the Notes to convert the Notes into Common Stock.

                                   ARTICLE 5

                     NOTEHOLDERS' LISTS AND REPORTS BY THE
                            COMPANY AND THE TRUSTEE

          Section 5.1 Company to Furnish Trustee Information as to Names and Addresses of Noteholders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of
Notes:

               (a) semiannually, not more than fifteen days after each Record Date for the payment of semiannual interest on the Notes, as of such Record Date, and

               (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Company of any such request, as of a date not more than fifteen days prior to the time such information is furnished, excluding from any such list names and addresses received by the Trustee in the capacity of Notes registrar, if so acting.

          Section 5.2 Compliance with Section 312 of the Trust Indenture Act The Company agrees to provide information relating to the Holders of the Notes to the Trustee pursuant to the requirements of Section 312 of the Trust Indenture Act. The Trustee agrees to furnish information to the Holders of the Notes pursuant to the requirements of Section 312 of the Trust Indenture Act.

          Section 5.3 Annual and Other Reports to be Filed by the Company with Trustee. The Company covenants:

               (a) to file with the Trustee, within fifteen days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

               (b) to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents, and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations;

               (c) to transmit by mail to all Holders of Notes, as the names and addresses of such holders appear on the Notes Register, within thirty days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section 5.3 as may be required by rules and regulations prescribed from time to time by the SEC; delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates);

               (d) to deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 1999), a certificate from its principal executive officer, principal financial officer or principal accounting officer, stating whether to the best knowledge of the signer thereof, the Company is in compliance (without regard to periods of grace or notice requirements) with all conditions and covenants under this Indenture, and if the Company shall not be in compliance, specifying such non-compliance and the nature and status thereof of which such signer may have knowledge; and

               (e) to deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice of the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

     Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          Section 5.4 Trustee Reports to Noteholder. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15, comply with the provisions of such Section 313(a).

               (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the SEC and with the Company. The Company will promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.


                                   ARTICLE 6

                    REMEDIES OF THE TRUSTEE AND NOTEHOLDERS
                              ON EVENT OF DEFAULT

          Section 6.1 Events of Default Defined. An Event of Default shall occur (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or Governmental Entity), if:

               (a) the Company shall default in the payment of the Principal of any Notes, when and as the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, whether or not such payment is prohibited by the provisions of Article Eleven; or

               (b) the Company shall default in the payment of any installment of cash interest on any Note according to the terms thereof, when and as the same shall become due and payable and such default shall continue for a period of 20 days, whether or not such payment is prohibited by the provisions of Article Eleven; or

               (c) the Company or any of its Subsidiaries, as the case may be, shall default in the due observance or performance of any other covenant, condition or agreement on the part of the Company or any of its Subsidiaries to be observed or performed pursuant to the terms of this Indenture, and such default shall continue for 50 days after written notice thereof, by registered or certified mail, which shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% of the aggregate Accreted Value of the Notes Outstanding specifying such default and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

               (d) [Intentionally Omitted]

               (e) any default in the observance or performance of any agreement or condition relating to Senior Debt in an amount in excess of $250,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition has resulted in the acceleration of such Senior Debt prior to its stated maturity; or

               (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any of its Significant Subsidiaries, or of a substantial part of their property or assets, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of its Significant Subsidiaries, or for a substantial part of their property or assets or (iii) the winding up or liquidation of the Company or any of its Significant Subsidiaries; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered; or

               (g) the Company or any Significant Subsidiary thereof shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of or the entry of an order for relief against it, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (f) of this
Section 6.1, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any of its Significant Subsidiaries, or for a substantial part of their property or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or
(vii) take any corporate action for the purpose of effecting any of the foregoing.

          Section 6.2 Acceleration. If an Event of Default occurs under clauses (f) or (g) of Section 6.1, then the Accreted Value of, premium, if any, and all accrued interest on the Notes and all other amounts owing under this Indenture and the Notes shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default (other than an Event of Default specified under clauses (f) or (g) of Section 6.1) occurs and is continuing, either the Trustee or the Holders of 25% of the aggregate Accreted Value of the Notes Outstanding, by written notice to the Company, may declare the Accreted Value of, premium, if any, and accrued interest on the Notes and all other amounts owing under this Indenture to be due and payable immediately. Upon such declaration, such Accreted Value, premium and interest and other amounts shall become immediately due and payable. The Holders of a majority of the aggregate Accreted Value of the Notes Outstanding may rescind and annul an acceleration and its consequences if all existing Events of Default have been cured or waived, except nonpayment of Principal or interest or other amounts that have become due solely because of the acceleration, and if the rescission would not conflict with any judgment or decree. Any notice or rescission shall be given in the manner specified in Section 17.4 hereof.

          In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Holders of the Notes shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders of the Notes shall continue as though no such proceedings had been taken.

          In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree and may enforce any such judgment or final decree against the Company or other obligor upon the Notes and collect in the manner provided by law out of the property of the Company or other obligor upon the Notes wherever situated the moneys adjudged or decreed to be payable.

          In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor upon the Notes under Title 11 of the United States Code or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or other obligor, or in case of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the Principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.2, shall be entitled and empowered, by intervention in such proceedings or otherwise:

               (a) to file and prove a claim or claims for the whole amount of Principal and interest owing and unpaid in respect of the Notes, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee, its agents and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee, its agents and counsel except as a result of its negligence or bad faith) and of the Holders allowed in any judicial proceedings relative to the Company or other obligor upon the Notes, or to the creditors or property of the Company or such other obligor; and

               (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Notes in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings; and

               (c) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders to make payments to the Trustee and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee, its agents and counsel except as a result of its negligence or bad faith.

          All rights of action and to assert claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof on any trial or other proceedings relative thereto, any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Notes.

          In case of a default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by the Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or otherwise, and the Trustee may enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

          Section 6.3 Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to Section 6.2 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of Principal or interest, upon presentation of the several Notes and stamping thereon the payment if only partially paid, and upon surrender thereof if fully paid:

          FIRST: To the payment of costs and expenses of collection, reasonable compensation to the Trustee, its agents and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith;

          SECOND: In case the Principal of the Notes in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Notes in default, in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at 8.75% per annum such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

          THIRD: In case the Principal of the Notes in respect of which moneys have been collected shall have become and shall be then due by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon the Notes for Principal and interest, with interest upon the overdue Principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest, at 8.75% per annum and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon Notes, then to the payment of such Principal and interest without preference or priority of Principal over interest, or of interest over Principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such Principal and interest.

          Section 6.4 Limitation on Suits by Holders. No Holder of any Note shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceedings at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of any Event of Default and unless also the Holders of not less than twenty-five percent in aggregate Principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.6; it being understood and intended and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders of Notes shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of Notes, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Notes of the applicable series. For the protection and enforcement of the provisions of this Section 6.4, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Notwithstanding any other provision in this Indenture, however, the right of any Holder of any Note to receive payment of the Principal of and interest on such Note, on or after the respective due dates expressed in such Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          Section 6.5 Remedies Cumulative; Delay or Omission in Exercise of Rights Not a Waiver of Default. All powers and remedies given by this Article Six to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes in exercising any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.4, every power and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

          Section 6.6 Control by Holders. The Holders of a majority in aggregate Principal amount of the Notes affected at the time outstanding shall have the right to (i) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes by this Indenture and
(ii) waive any default or Event of Default occurring and continuing under this Indenture and its consequences but only in the specific instance and for the specific purpose for which made or given.

          In the case of any such waiver, the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

          Section 6.7 Trustee to Give Notice of Defaults Known to it, but May Withhold in Certain Circumstances. The Trustee shall, within ninety days after the occurrence of a default, give to all Holders, as the names and addresses of such Holders appear on the Notes Register, notice by mail of all defaults known to the Trustee, which have occurred with respect to the Notes, unless such defaults shall have been cured before the giving of such notice (the term "default" or "defaults" for the purposes of this Section 6.7 being hereby defined to be any event or events, as the case may be, specified in clauses
(a), (b), (c), (d), (e), (f) and (g) of Section 6.1, not including periods of grace, if any, provided for therein and irrespective of the giving of written notice specified in clause (c) of Section 6.1; provided, that, except in the case of a default in the payment of the Principal of or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers, of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of Notes. The Trustee shall not be deemed to have knowledge of any default hereunder unless a Responsible Officer of the Trustee has actual knowledge of the default or the Trustee receives written notice thereof.

          Section 6.8 Undertaking for Costs. All parties to this Indenture agree, and each holder of any Note by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.8 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders of Notes, holding in the aggregate more than ten percent in Principal amount of the Notes Outstanding, to any suit instituted by any Holder for the enforcement of the payment of the Principal of or interest on any Note on or after the due date of such payment or to any suit instituted by any Holder for the enforcement of the right to convert Notes pursuant to Article Fourteen.

          Section 6.9 Waiver of Usury, Stay or Extension Law. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenant that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE 7

                            CONCERNING THE TRUSTEE

          Section 7.1 Certain Duties and Responsibilities. With respect to the Holders, the Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

               (a) prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred:

                    (1) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                    (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

               (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in aggregate Principal amount of the Notes at the time Outstanding (determined as provided in Section 8.3) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

          No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          Section 7.2 Certain Rights of Trustee. Except as otherwise provided in Section 7.1:

               (a) the Trustee may rely conclusively and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (b) any request, direction, order, demand, notice or other communication of the Company mentioned herein shall be sufficiently evidenced by an instrument signed in the name of the Company by the Chairman of the Board of Directors or a Vice Chairman of the Board of Directors or the President or an Executive Vice President and the Secretary or an Assistant Secretary or the Chief Financial Officer, the Treasurer or Assistant Treasurer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

               (c) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (d) the Trustee shall be under no obligation to exercise any rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;

               (e) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

               (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

               (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

               (h) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian or other Person employed to act hereunder.

          Section 7.3 Trustee Not Liable for Recitals in Indenture or in Notes. The recitals contained herein and in the Notes (except in the certificates of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any of the Notes or of the proceeds thereof.

          Section 7.4 May Hold Notes. The Trustee or the Authenticating Agent or any paying agent or Note registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not Trustee, Authenticating Agent, paying agent or Note registrar, subject to Sections 7.8 and 7.13 of this Article Seven.

          Section 7.5 Moneys Held in Trust; Interest Not Payable Except by Agreement. Subject to the provisions of Section 15.4 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any moneys received by it hereunder; provided, however, that the Trustee shall invest distributions held by it pursuant to Section 4.14, pursuant to written instruction from the

Company, which instruction shall specify the particular investment to be made. So long as no Event of Default shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by its Chairman of the Board of Directors or a Vice Chairman of the Board of Directors or its President or an Executive Vice President or its Chief Financial Officer, Treasurer or Assistant Treasurer.

          Section 7.6 Compensation, Reimbursement and Indemnity. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed to by the Company and the Trustee in writing (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and, except as otherwise expressly provided, the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the compensation and the expenses and disbursements of its counsel and its agents) except any such expense, disbursement or advance as may arise from its negligence or bad faith. If any property other than cash shall at any time be subject to the lien of this Indenture, the Trustee, if and to the extent authorized by a receivership or bankruptcy court of competent jurisdiction or by the supplemental instrument subjecting such property to such lien, shall be entitled but not required to make advances for the purpose of preserving such property or of discharging tax liens or other prior liens or encumbrances thereon and the Trustee shall be entitled to reimbursement thereof. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any and all damage, claims, loss, liability or expense, including taxes, incurred without gross negligence or bad faith on the part of the Trustee, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Noteholder or any other Person) or liability in connection with the exercise or performance of any of its duties hereunder. The obligations of the Company under this Section 7.6 shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Notes.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.1(f) or Section 6.1(g), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

          The provisions of this Section shall survive the termination of this Indenture.

          Section 7.7 Right of Trustee to Rely on Certificate of Officers of the Company. Except as otherwise provided in Section 7.1, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board of Directors or a Vice Chairman of the Board of Directors or the President or an Executive Vice President and by the Chief Financial Officer, Treasurer or Assistant Treasurer of the Company and delivered to the Trustee and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

          Section 7.8 Trustee Acquiring Conflicting Interest. If the Trustee has or shall acquire any conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall eliminate such interest or resign to the extent and in the manner provided by and subject to the provisions of the Trust Indenture Act.

          Section 7.9 Requirements for Eligibility of Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or of any State or Territory or of the District of Columbia authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least one hundred million dollars and being subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.9 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.9, the Trustee shall resign immediately in the manner and with the effect specified in Section 7.10.

          Section 7.10 Resignation of Trustee. (a) The Trustee may at any time resign by giving written notice of resignation to the Company. Upon receiving such notice of resignation the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within thirty days after the giving of such notice of resignation, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide Holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.8, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

               (b) In case at any time any of the following shall occur

                    (1) the Trustee shall fail to comply with the provisions of Section 7.8 after written request therefor by the Company or by any Noteholder who has been a bona fide holder of a Note or Notes for at least six months, or

                    (2) such Trustee shall cease to be eligible in accordance with the provisions of Section 7.9 and shall fail to resign after written request therefor by the Company or by any such Noteholder, or

                    (3) such Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, (ii) subject to the provisions of Section 6.8, any Noteholder who has been a bona fide Holder of such series of Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee, or
(iii) such Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

               (c) The holders of a majority in aggregate Principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee which shall be deemed appointed (subject to its compliance with Section 7.11) as successor trustee unless within ten days after such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in subdivision (a) of this Section 7.10 provided, may petition, at the expense of the Company, any court of competent jurisdiction for an appointment of a successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within sixty days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee.

               (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this
Section 7.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.11.

          Section 7.11 Acceptance by Successor to Trustee. Any successor trustee appointed as provided in Section 7.10 shall execute, acknowledge and deliver to the Company, and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of
Section 7.6, execute and deliver an instrument transferring to such successor trustee all of the rights and powers of the trustee so ceasing to act and shall duly assign, transfer and deliver to such successor trustee all property and money held by such Trustee ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 7.6.

          No successor trustee shall accept appointment as provided in this
Section 7.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 7.8 and eligible under the provisions of Section 7.9.

          Upon acceptance of appointment by a successor trustee as provided in this Section 7.11, the Company shall mail notice of the succession of such trustee hereunder to all Holders of Notes as the names and addresses of such Holders appear upon the Note Register. If the Company fails to mail such notice in the prescribed manner within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be so mailed at the expense of the Company.

          Section 7.12 Successor to Trustee by Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of such Trustee hereunder, provided such corporation shall be qualified under the provisions of Section 7.8 and eligible under the provisions of Section 7.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 7.13 Preferential Collection of Claims Against the Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

          Section 7.14 Appointment and Qualification of Authenticating Agent. As long as any of the Notes remain outstanding, there may be one or more Authenticating Agents appointed by the Trustee to act on its behalf and subject to its direction in connection with the authentication of the Notes as set forth in Articles Two and Three. For all purposes of this Indenture, the authentication and delivery of Notes by any Authenticating Agent pursuant to this Section shall be deemed to be authentication and delivery of such Notes "by the Trustee." Each such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States or of any State or Territory or of the District of Columbia authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of at least $10 million, and being subject to supervision or examination by Federal, State, Territorial, or District of Columbia authority and shall be satisfactory to the Company. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.14, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. Such Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 7.14, the Trustee promptly shall appoint a successor Authenticating Agent, if the terms of this Section 7.14 require that there shall be an Authenticating Agent, shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders of Notes as the names and addresses of such Holders appear upon the Notes

Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 7.14.

          The Company agrees to pay to the Authenticating Agent from time to time reasonable compensation for its services.


                                   ARTICLE 8

                          CONCERNING THE NOTEHOLDERS

          Section 8.1 Form and Effectiveness of Noteholder Action. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in Principal amount of the Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Noteholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections
7.1 and 7.2) conclusive in favor of the Trustee and the Company, if made in the manner provided in this section.

               (b) Subject to the provisions of Sections 7.1 and 7.2, the execution of any instrument by a Noteholder or his or her agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.

               (c) The holding of Notes shall be proved by the Notes Register or by a certificate of the registrar thereof.

          Section 8.2 Who May be Deemed Owners of Notes. The Company, the Trustee, any Authenticating Agent, any paying agent and any Notes registrar may deem and treat the person in whose name any Note shall be registered upon the Notes Register as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the Principal of and, subject to the provisions of this Indenture, interest on such Note and for all other purposes; and neither the Company nor the Trustee nor any Authenticating Agent nor any paying agent nor any Note registrar shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Note.

     None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Note in global form, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, with respect to any Note in global form, nothing herein shall prevent the Company or the Trustee, or any agent of the

Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee) as a Holder, with respect to such Note in global form or impair, as between such Depositary and owners of beneficial interests in such Note in global form, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Note in global form.

          Section 8.3 Notes Owned by the Company or Controlled or Controlling Companies Disregarded for Certain Purposes. In determining whether the Holders of the requisite aggregate Principal amount of Notes have concurred in any demand or request, the giving of any notice, direction, consent or waiver or the taking of any other action under this Indenture, Notes which are owned by the Company or any other obligor on the Notes or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Notes shall be disregarded and deemed not to be outstanding for the purpose of any such determination except that for the purpose of determining whether the Trustee shall be protected in relying on any such demand, request, notice, direction, consent or waiver only Notes which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

          Section 8.4 Revocation of Action by Noteholders; Action by Noteholder Binds Future Holders. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.1, of the taking of any action by the Holders of the percentage in aggregate Principal amount of the Notes specified in this Indenture in connection with such action, any holder of a Note the serial number of which is shown by the evidence to be included in the Notes the Holders of which have joined in such action may, by filing written notice with the Trustee at its office and upon proof of ownership as provided in Section 8.1, revoke such action so far as concerns such Note. Except as aforesaid any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Note issued upon the transfer thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Note. Any action taken by the Holders of the percentage in aggregate Principal amount of the Notes specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the Holders of all the Notes affected by such action.


                                   ARTICLE 9

                            SUPPLEMENTAL INDENTURES

          Section 9.1 Supplemental Indentures Without Consent of Noteholders. The Company, when authorized by the resolutions of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of execution of such supplemental indenture) for one or more of the following purposes:

               (a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article Ten hereof;

               (b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Board of Directors of the Company and the Trustee shall consider to be for the protection of the Holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture; provided, however, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the holders of a majority in aggregate Principal amount of the Notes to waive such default;

               (c) to comply with any requirement of the SEC in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act; and

               (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of the Holders of the Notes.

                  The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

          Any supplemental indenture authorized by the provisions of this
Section 9.1 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding.

          Section 9.2 Modification of Indenture with Consent of Note Holders. With the consent (evidenced as provided in Section 8.1) of the Holders of not less than 51% in aggregate Accreted Value of the Notes at the time Outstanding, the Company, when authorized by resolutions of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of execution of such supplemental indenture) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture; provided, however, that without the consent of the Holder of each Outstanding Note affected thereby, a supplemental indenture under this Section may not:

               (a) change the stated maturity of the Principal of, or any installment of Principal of, or rate of interest on, any Note, or reduce the Principal amount thereof or the rate of interest thereon or any premium payable upon the redemption, repurchase or repayment thereof, or change the manner in which the amount of any Principal thereof or rate of interest thereon is determined or reduce the amount of the Principal that would be due and payable upon a Change of Control or declaration of acceleration of the maturity thereof pursuant to Section 6.2, or change the place of payment where, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption or offer to repurchase, on or after the redemption date or repurchase date, as the case may be);

               (b) reduce the percentage in Principal amount of the Outstanding Notes affected thereby, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;

               (c) change any obligation of the Company to maintain an office or agency in the places and for the purposes specified in Section 4.2;

               (d) make any change in this Section 9.2 except to increase any percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holders of the Outstanding Notes affected thereby, except in circumstances beneficial to the Holders; or

               (e) modify any of the provisions of this Indenture relating to the subordination of the Securities in a manner adverse to the Holders.

          Upon the request of the Company, accompanied by a copy of resolutions of its Board of Directors certified by the Secretary or an Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture.

          It shall not be necessary for the Noteholders under this Section 9.2 to consent to the particular form of any proposed supplemental indenture, but it shall be sufficient if they consent to the substance thereof.

          Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section 9.2, the Company shall mail a notice, setting forth in general terms the substance of such supplemental indenture, to all Holders of Notes as the names and addresses of such holders appear upon the Notes Register. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

          Section 9.3 Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Nine, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

          The Trustee, subject to the provisions of Sections 7.1 and 7.2, shall receive an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the provisions of this Article Nine.

          Section 9.4 Notes May Bear Notation of Changes by Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Nine may bear a notation in form approved by the Trustee for such series as to any matter provided for in such supplemental indenture. New Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification or amendment of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee or by the Authenticating Agent on its behalf and delivered in exchange for the Notes then outstanding.

          Every amendment to this Indenture or the Notes shall be set forth in an Officers' Certificate or supplemental indenture that complies with the Trust Indenture Act as then in effect.


                                  ARTICLE 10

                   CONSOLIDATION, MERGER, SALE OR CONVEYANCE

          Section 10.1 Consolidation and Merger of the Company and Sale or Conveyance Permitted. Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation of the Company with, or merger of the Company into, any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers to which the Company or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of the Company as an entirety or substantially as an entirety to any other corporation (whether or not affiliated with the Company) authorized to acquire and operate the same; provided, however, and the Company hereby covenants and agrees, that:

               (a) upon any such consolidation, merger, sale or conveyance, the due and punctual payment of the Principal of and interest on all of the Notes according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation formed by such consolidation, or into which the Company shall have been merged, or which shall have acquired such property; and

               (b) the Company will not merge or consolidate with any other Person if at the time of such merger or consolidation such other Person has received a notice of payment default under a material indenture or any other material Indebtedness of such Person that has not been cured within the period specified therein.

          Section 10.2 Rights and Duties of Successor Corporation. In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein.

          Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession, any or all of the Notes issuable pursuant to this Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed by the officers of the Company and delivered to the Trustee for authentication pursuant to such provisions and any Notes which such successor corporation thereafter shall cause to be signed and such successor corporation shall cause to be delivered to the Trustee on its behalf for that purpose pursuant to such provisions. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.

          In case of any such consolidation, merger, sale or conveyance, such changes in phraseology and form may be made in the Notes thereafter to be issued as may be appropriate.

          Nothing contained in this Indenture or in any of the Notes shall prevent the Company from merging into itself any other corporation (whether or not affiliated with the Company) or acquiring by purchase or otherwise all or any part of the property of any other corporation (whether or not affiliated with the Company).

          Section 10.3 Opinion of Counsel. The Trustee, subject to the provisions of Sections 7.1 and 7.2, shall receive an Opinion of Counsel as conclusive evidence that any consolidation, merger, sale or conveyance and any such assumption complied with the provisions of this Article Ten.


                                  ARTICLE 11

                                 SUBORDINATION

          Section 11.1 Notes Subordinate to Senior Debt. The Company covenants and agrees, and each Holder of a Note, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Eleven, the Indebtedness represented by the Notes and the payment of the Principal of and interest on each and all of the Notes and any Change of Control Payment are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt.

          Section 11.2 Payment Over of Proceeds Upon Dissolution, Etc. In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or (b) any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Company, then and in any such event the holders of Senior Debt shall be entitled to receive payment in full in cash or other payment satisfactory to the holders of Senior Debt (in their sole discretion) of all amounts due or to become due on or in respect of all Senior Debt before the Holders of the Notes are entitled to receive any payment on account of Principal of or interest on the

Notes or on account of the purchase, redemption or other retirement of Notes (including any Change of Control Payment), and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of the Notes in any such case, proceeding, receivership, dissolution, liquidation, reorganization or other winding up or event.

          In the event that, notwithstanding the foregoing provisions of this
Section 11.2, the Holder of any Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, securities or other property, before all Senior Debt is paid in full, then such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

          For purposes of this Article Eleven only, the words "cash, securities or other property" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment which shares of stock are subordinated in right of payment to all then outstanding Senior Debt at least to the same extent as the Notes are so subordinated as provided in this Article Eleven. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Section 10.1 shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Section 11.2 if the Person formed by such consolidation or into which the Company is merged or which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Section 10.1.

          Section 11.3 Prior Payment to Senior Debt Upon Acceleration. In the event that any Notes are declared due and payable before their Stated Maturity pursuant to Article Six, then and in such event the holders of the Senior Debt outstanding at the time such Notes so become due and payable shall be entitled to receive payment in full of all amounts due or to become due as a result of such acceleration of the Notes on or in respect of all Senior Debt before the Holders of the Notes are entitled to receive any payment by the Company on account of the Principal of or interest on the Notes or on account of the purchase, redemption or other retirement of Notes (including any Change of Control Payment).

          The provisions of this Section 11.3 shall not apply to any payment with respect to which Section 11.2 would be applicable.

          Section 11.4 Payment To Holders

          No payments shall be made with respect to the Principal of or interest on the Notes by the Company (including, but not limited to, the Change of Control Payment), except payments and distributions made as permitted by Section 11.5, if:

                    (i) a default in the payment of principal, premium, interest, or rent or other obligations due on any Senior Debt of the Company has occurred and is continuing Senior Debt (including upon acceleration of such Senior Debt) or a default in payment of any other obligation with respect to the Senior Debt continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Senior Debt, unless and until such default shall have been cured or waived or shall have ceased to exist; or

                    (ii) a default (other than a default described in clause
     (i) of this Section 11.4) on Designated Senior Debt occurs and is continuing that permits holders of such Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a representative of Designated Senior Debt or the Company.

          If the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section 11.4 unless and until at least 360 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Payment Blockage Notice.

          The Company may and shall resume payments on and distributions in respect of the Notes upon the earlier of:

                    (1) in the case of a default described in clause (i) of this Section 11.4, the date upon which the default is cured or waived or ceased to exist, or

                    (2) in the case of a default referred to in clause (ii) of this Section 11.4 above, the earlier of the date on which such default is cured or waived or ceases to exist or 179 days after the date on which the applicable Payment Blockage Notice is received if the maturity of such Senior Debt has not been accelerated, unless this Article Eleven otherwise prohibits the payment or distribution at the time of such payment or distribution.

          Section 11.5 Payment Permitted If No Default. Nothing contained in this Article Eleven or elsewhere in this Indenture or in any of the Notes shall prevent (a) the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 11.2 or under the conditions described in
Section 11.3 or 11.4, from making payments at any time of Principal of or interest on the Notes or a Change of Control Payment, or (b) the application by the Trustee of any money deposited with it hereunder to the payment of or on account of the Principal of or interest on the Notes or a Change of Control Payment or the retention of such payment by the Holders if, at the time of such application by the trustee or retention, as applicable, a Responsible Officer did not have actual knowledge that such payment would have been prohibited by the provisions of this Article Eleven.

          Section 11.6 Subrogation to Rights of Holders of Senior Debt. After the payment in full of all Senior Debt, the Holders of the Notes shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this Article Eleven to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the Principal of and interest on the Notes or Change of Control Payment shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Notes would be entitled except for the provisions of this Article Eleven and no payments over pursuant to the provisions of this Article Eleven to the holders of Senior Debt by Holders of the Notes, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

          Section 11.7 Provisions Solely to Define Relative Rights. The provisions of this Article Eleven are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the Principal of and interest on the Notes and any Change of Control Payment as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Debt; or
(c) prevent the Holder of any Notes from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Eleven of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to such Holder.

          Section 11.8 No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder of any Senior Debt, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or written notice to the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Eleven or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment or reduce or extend the time of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner (including the interest rate thereof) Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

          Section 11.9 Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article Eleven, the Holders of the Notes shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of credi tors, agent or other Person making such payment or distribution, delivered to the Holders of Notes, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Eleven.

          Section 11.10 Certain Conversions Not Deemed Payment. For the purposes of this Article Eleven only, (1) the issuance and delivery of junior securities upon conversion of Notes in accordance with Article Fourteen shall not be deemed to constitute a payment or distribution on account of the Principal of or interest on Notes or on account of the purchase or other acquisition of Notes, and (2) the payment, issuance or delivery of cash, property or securities upon conversion of a Note or pursuant to Section 4.14 shall not be deemed to constitute payment on account of the Principal of such Note. For the purposes of this Section 11.10, the term "junior securities" means (a) shares of any stock of any class of the Company into which the Notes are convertible pursuant to Article Fourteen and (b) securities of the Company which are subordinated in right of payment to all Senior Debt which may be outstanding at the time of issuance or delivery of such securities to at least the same extent as the Notes are so subordinated as provided in this Article Eleven. Nothing contained in this Article Eleven or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Debt) and the Holders of the Notes, the right, which is absolute and unconditional, of the Holder of any Notes to convert such Notes in accordance with Article Fourteen.

          Section 11.11 Distribution To Be Paid Over. Subject to Section 11.5, in the event that a distribution is made to the Holder of any Note that is prohibited by this Article Eleven then each such Holder shall hold such distribution in trust for the holders of Senior Debt and shall promptly pay it over to the Company.

          Section 11.12 Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article Eleven or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article Eleven and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

                                  ARTICLE 12

                            [intentionally omitted]



                                  ARTICLE 13

                              OPTIONAL PREPAYMENT

          Section 13.1 Optional Redemption.

               (a) The Company may redeem (the "Optional Redemption") all of the Notes, or any portion of the Notes in minimum multiples of $100,000,000 of original issue price, at any time on or after July 21, 2004, at the following redemption prices (each, an "Optional Redemption Price") expressed in percentages of the Full Accreted Value of the Note on the redemption date, plus accrued and unpaid interest to the date of redemption, subject to the right of the Holder of the Note of record on the relevant record date to receive interest on the relevant Interest Payment Date:

               Period                                  Redemption Price

From July 21, 2004 through
July 20, 2005.......................................        103.375%
From July 21, 2005 through
July 20, 2006.......................................        102.250%
From July 21, 2006 through
July 20, 2007.......................................        101.125%
July 21, 2007 and thereafter........................        100.000%

               (b) Notice of an Optional Redemption (the "Optional Redemption Notice") pursuant to this Section 13.1 shall be mailed at least 30, but not more than 60, days prior to the redemption date fixed in the Optional Redemption Notice, which must be a Business Day (any such date an "Optional Redemption Date"), to the Holders of the Notes, at such Holders' address as they appear in the Notes Register. In order to facilitate the Optional Redemption of the Notes, the Board of Directors may fix a record date for the determination of the Notes to be redeemed, or may cause the transfer books of the Company for the Notes to be closed, not more than 60 days or less than 30 days prior to the Optional Redemption Date.

               Each Optional Redemption Notice shall identify the Notes to be redeemed (including the CUSIP number), shall specify the Optional Redemption Date and the Redemption Price at which the Notes are to be redeemed and shall state that payment of the Optional Redemption Price of the Notes or portions thereof to be redeemed will be made at the office or agency to be maintained by the Company as provided in Section 4.2 (or any of said offices or agencies, if more than one) upon presentation and surrender of such Notes, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. If less than all the Notes are to be redeemed, each Optional Redemption Notice shall identify which of such Notes are to be redeemed. In case any Note is to be redeemed in part only, the Optional Redemption Notice shall state the portion of the Principal amount thereof to be redeemed and shall state that on and after the Optional Redemption Date, upon presentation and surrender of such Note, a new Note or Notes in Principal amount equal to the unredeemed portion thereof will be issued.

               If any Notes are to be redeemed, the Company shall give the Trustee forty-five days' written notice (or such lesser period of time as approved by the Trustee) in advance as to the aggregate Principal amount of such Notes to be redeemed, and if less than all the Notes are to be redeemed, thereupon the Trustee shall select, by lot, pro rata or in such other manner as in its sole discretion it shall deem appropriate and fair, the Notes or portions thereof to be redeemed and shall thereafter promptly notify the Company in writing which of the Notes or portions thereof are to be redeemed.

               (c) On the Optional Redemption Date, the Holders of the Notes shall surrender the Notes subject to the Optional Redemption to the Company at the place designated in the Optional Redemption Notice, and the Company shall pay to each Holder of the Notes subject to the Optional Redemption the Optional Redemption Price in accordance with the terms of the Notes. From and after the Optional Redemption Date (i) the Notes subject to the Optional Redemption shall no longer be deemed Outstanding, (ii) the right to receive interest thereon shall cease to accrue and (iii) all rights of the Holders of the Notes subject to the Optional Redemption shall cease and terminate, excepting only the right to receive the Optional Redemption Price therefor and the right to convert such Notes into shares of Common Stock until the close of business on one Business Day immediately preceding the date of redemption, in accordance with Article Fourteen; provided, however, that if the Company shall default in the payment of the Optional Redemption Price, the Notes shall thereafter be deemed to be Outstanding and the Holder thereof shall have all of the rights of a Holder of the Notes until such time as such default shall no longer be continuing or shall have been waived by the Holders of the Notes.

          Upon presentation and surrender of any Note which is redeemed in part only, the Company shall execute and register and the Trustee or the Authenticating Agent on its behalf shall authenticate and make available for delivery, at the expense of the Company, a new Note or Notes of authorized denominations, in Principal amount equal to the unredeemed portion of the Note so presented.

                                  ARTICLE 14

                             VOLUNTARY CONVERSION

          Section 14.1 Conversion. Each Holder shall have the right, at its option, at any time (i) after the expiration or early termination of any applicable waiting period under the HSR Act with respect to the acquisition of shares of Common Stock upon conversion of Notes by such Holder or (ii) in connection with a Change of Control, to convert, subject to the terms and provisions of this Article Fourteen, such Note (or any portion thereof of the original issue price that is an integral multiple of $1,000) into such number of fully paid and non-assessable shares of Common Stock at the Conversion Ratio (as defined below) then in effect, except that if such Notes have been called for redemption pursuant to Article Thirteen or come due at their final maturity, such right shall terminate at the close of business on the Business Day immediately preceding the date of redemption or final maturity for such Notes, unless in any such case, the Company shall default in performance or payment due upon redemption or final maturity thereof. The "Conversion Ratio" shall mean, as of the close of business on any date, the ratio obtained by dividing the Designated Value by the Conversion Price. The "Conversion Price" shall initially be $29.89 and shall be subject to adjustment as set forth in Section 14.3. Such conversion right shall be exercised by the surrender of a Note (or a portion thereof) to be converted to the Company at any time during usual business hours at its principal place of business to be maintained by it, accompanied by written notice that the Holder elects to convert such Note (or any portion thereof) and specifying the Accreted Value of such Note to be converted, the name or names (with address) in which a certificate or certificates for shares of Common Stock are to be issued and (if so required by the Company) by a written instrument or instruments of transfer in form reasonably satisfactory to the Company duly executed by the Holder or its duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to Section 14.9. Any Note (or portion thereof) surrendered for conversion shall be delivered to the Company for cancellation and canceled by it. Except to the extent expressly provided for in Section 2 in the Notes, no interest shall be payable upon conversion of any Note (or portion thereof).

          Section 14.2 Procedure. As promptly as practicable after the surrender of any Note (or portion thereof) for conversion pursuant to Section 14.1, the Company shall deliver to or upon the written order of the Holder of such Note so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such Note (or portion thereof) may be or have been converted in accordance with the provisions of this Article Fourteen. Subject to the following provisions of this paragraph and of Section 14.3, such conversion shall be deemed to have been made immediately prior to the close of business on the date that such Note (or portion thereof) shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such Note (or portion thereof) shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time, and such conversion shall be at the Conversion Ratio in effect at such time; provided, however, that any such surrender on any date when the share transfer books of the Company shall be closed (but not for any period in excess of five days), shall be effective on the day of such surrender to constitute the Person or Persons entitled to receive such Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such share transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the Conversion Price in effect on the day such Note was surrendered. If a Note is converted in part only, upon such conversion, the Company shall execute and deliver to the Holder, at the expense of the Company, a new Note with an aggregate original purchase price equal to that of the unconverted portion of the Principal amount at maturity of such Note. The Company's delivery upon conversion of the shares of Common Stock into which the Notes are convertible shall be deemed to satisfy the Company's obligation to pay the Principal amount at maturity of the portion of Notes so converted and any unpaid interest accrued on such Notes at the time of such conversion.

          Section 14.3 Antidilution. The Conversion Price shall be subject to adjustment as follows:

               (a) In case the Company shall at any time or from time to time
(A) pay or make a dividend or make a distribution (other than a dividend or distribution paid to the Trustee in the manner provided in Section 4.14) on the outstanding shares of Common Stock in capital stock (which, for purposes of this Section 14.3(a) shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Company, (B) subdivide the outstanding shares of Common Stock into a larger number of shares, (C) combine the outstanding shares of Common Stock into a smaller number of shares, (D) issue any shares of its capital stock in a reclassification of the Common Stock or (E) pay a dividend or make a distribution (other than a dividend or distribution paid or made to the escrow account in the manner provided in Section 4.14 of this Indenture) on the outstanding shares of Common Stock in securities of the Company as a redemption pursuant to or trigger of a shareholder rights plan, "poison pill" or similar arrangement, then, and in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the Holder of Notes thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other securities of the Company that such Holder would have owned or would have been entitled to receive upon or by reason of any of the events described above, had such Note been converted immediately prior to the occurrence of such event at the Designated Value as of such date. An adjustment made pursuant to this Section 14.3(a) shall become effective retroactively (1) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of Holders of Common Stock entitled to receive such dividend or distribution or (2) in the case of any such subdivision, combination or reclassification, to the close of business on the day upon which such corporate action becomes effective.

               (b) In case the Company shall at any time or from time to time issue shares of Common Stock (or securities convertible into or exchangeable for Common Stock, or any options, warrants or other rights to acquire shares of Common Stock other than rights issued in connection with a shareholders' rights plan, "poison pill" or similar arrangement) for a consideration per share less than the Current Market Price per share of Common Stock then in effect on the issuance date (the "Reference Date") referred to in the following sentence (treating the price per share of any security convertible or exchangeable or exercisable into Common Stock as equal to (A) the sum of the price for such security convertible, exchangeable or exercisable into Common Stock plus any additional consideration payable (without regard to any anti-dilution adjustments) upon the conversion, exchange or exercise of such security into Common Stock divided by (B) the number of shares of Common Stock initially underlying such convertible, exchangeable or exercisable security), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect on the day immediately prior to the Reference Date by a fraction (x) the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the Reference Date plus the number of additional shares of Common Stock issued or to be issued (or the maximum number into which such convertible or exchangeable securities initially may convert or exchange or for which such options, warrants or other rights initially may be exercised) and (y) the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the Reference Date plus the number of shares of Common Stock which the aggregate consideration for the total number of such additional shares of Common Stock so issued or be issued upon the conversion, exchange or exercise of such convertible or exchangeable securities or options, warrants or other rights (plus the aggregate amount of any additional consideration initially payable upon such conversion, exchange or exercise of such security) would purchase at the Current Market Price per share of Common Stock on the Reference Date. Such adjustment shall be made whenever such shares, securities, options, warrants or other rights are issued other than rights issued in connection with a shareholders' rights plan, "poison pill" or similar arrangement, and shall become effective retroactively to a date immediately following the close of business (1) in the case of issuance to shareholders of the Company, as such, on the record date for the determination of shareholders entitled to receive such shares, securities, options, warrants or other rights and (2) in all other cases, on the date ("issuance date") of such issuance; provided that:

                    (i) the determination as to whether an adjustment is required to be made pursuant to this Section 14.3(b) shall be made upon the issuance of such shares or such convertible or exchangeable securities, options, warrants or other rights;

                    (ii) no adjustment in the Conversion Price shall be made pursuant to this Section 14.3(b) as a result of any issuance of securities by the Company in respect of which an adjustment to the Conversion Price is made pursuant to Section 14.3(a).

               (c) In case the Company shall at any time or from time to time distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the resulting or surviving corporation and the Common Stock is not changed or exchanged), cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding (A) dividends or distributions paid on behalf of noteholders to the Trustee in the manner provided in Section 4.14 hereof, (B) Regular Dividends, and (C) dividends payable in shares of Common Stock for which adjustment is made under Section 14.3(a)) or rights or warrants to subscribe for or purchase securities of the Company (excluding those referred to in Section 14.3(b) or those in respect of which an adjustment in the Conversion Price is made pursuant to Section 14.3(a) and (b) and excluding any rights issued in connection with a shareholders' rights plan, "poison pill" or similar arrangement), then, and in each such case, the Conversion Price then in effect shall be adjusted by dividing the Conversion Price in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price of the Common Stock on the record date referred to below and (y) the denominator of which shall be such Current Market Price of the Common Stock less the then Fair Market Value (as determined by the Board of Directors unless Holders of at least 51% of the aggregate Accreted Value of the Notes outstanding request that the Company obtain an opinion of an independent nationally recognized investment banking firm mutually agreed by the Company and such Holders (the expense of which shall be borne equally by the Company on the one hand and such Holders on the other), in which event Fair Market Value shall be as determined by such investment banking firm) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator not to be less than one). Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of shareholders entitled to receive such distribution.

               (d) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined in a manner consistent with Section 4.13(c)) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction the numerator of which shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time and the denominator of which shall be the sum of (x) the Fair Market Value (determined in a manner consistent with Section 4.13(c)) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made.

               (e) In the case the Company, at any time or from time to time, shall take any action affecting its Common Stock similar to or having an effect similar to any of the actions described in any of Section 14.3(a) through Section 14.3(c), inclusive, or Section 14.7 (but not including any action described in any such Section) and the Board of Directors in good faith determines that it would be equitable in the circumstances to adjust the Conversion Price as a result of such action, then, and in each such case, the Conversion Price shall be adjusted in such manner and at such time as the Board of Directors in good faith determines would be equitable in the circumstances (such determination to be evidenced in a resolution, a certified copy of which shall be mailed to the Holders of the Notes).

               (f) Notwithstanding anything herein to the contrary, no adjustment under this Section 14.3 need be made to the Conversion Price unless such adjustment would require an increase or decrease of at least 1% of the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% of such Conversion Price.

          Section 14.4 No Adjustment. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to shareholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the Conversion Price then in effect shall be required by reason of the taking of such record.

          Section 14.5 Officers' Certificate. Upon any increase or decrease in the Conversion Price, then, and in each such case, the Company promptly shall deliver to each registered Holder at least 10 Business Days after effecting any of the foregoing transactions an Officers' Certificate setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Conversion Price then in effect following such adjustment.

          Section 14.6 Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of a Note or any portion thereof. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Accreted Value of the Notes so surrendered. If the conversion of any Note (or any portion thereof) results in a fraction, an amount equal to such fraction multiplied by the Market Price of the Common

Stock on the Business Day preceding the day of conversion shall be paid to such Holder in cash by the Company.

          Section 14.7 Reorganization, Etc. In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value), or in case of any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving Person and which does not result in any reclassification or cancellation or conversion of shares of Capital Stock) or any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, (any of the foregoing, a "Transaction"), the Company, or such successor or purchasing Person, as the case may be, shall execute and deliver to each Holder of a Note at least 10 Business Days prior to effecting a Transaction, a certificate that the Holder of each Note then outstanding shall have the right thereafter to convert such
Note into the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Note could have been converted immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Fourteen. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Person and other than the Company, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically acknowledge the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to the Holders of Notes upon conversion of the Notes as provided above. The provisions of this Section 14.7 and any equivalent thereof in any such certificate similarly shall apply to successive Transactions.

          Section 14.8 Notice of Certain Events. In case at any time or from time to time:

               (a) the Company shall declare a dividend (or any other distribution) on its Common Stock;

               (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants;

               (c) there shall be any reclassification of the Common Stock, or any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or any sale or other disposition of all or substantially all of the assets of the Company; or

               (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall mail to each Holder of the Notes at such Holder's address as it appears in the Notes Register, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective. Such notice also shall specify the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

          Section 14.9 Taxes. The issuance or delivery of certificates for Common Stock upon the conversion of Notes pursuant to Section 14.1, shall be made without charge to the converting Holder of Notes for such certificates or for any tax (except for any tax levied under foreign laws) in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the Holders of the Note so converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the Notes so converted, and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

          Section 14.10 Trustee Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article Fourteen should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company's failure to comply with this Article Fourteen. Each conversion agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 14.10 as the Trustee.


                                  ARTICLE 15

                   SATISFACTION AND DISCHARGE OF INDENTURE;
                               UNCLAIMED MONEYS

          Section 15.1 Satisfaction and Discharge of Indenture. If at any time the Company shall have delivered to the Trustee canceled or for cancellation all Notes theretofore authenticated (other than any Notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.10) and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect and the Trustee, on demand of and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture. The Company agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Notes.

          Section 15.2 [intentionally omitted]

          Section 15.3 Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture all moneys then held by any paying agent under the provisions of this Indenture shall, upon demand of the Company, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.

          Section 15.4 Repayment of Moneys Held by Trustee. Any moneys deposited with or paid to the Trustee or any paying agent pursuant to any provision of this Indenture for payment of the Principal of or interest on any Note, or distributions and interest called for by Section 4.14, and not applied but remaining unclaimed by the Holders of the Notes for two years after the date upon which the Principal of, interest on such Notes or distributions and interest called for by Section 4.14, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee or such paying agent on written demand; and the Holder of any of the Notes shall thereafter look only to the Company for any payment which such Holder may be entitled to collect.


                                  ARTICLE 16

                   IMMUNITY OF INCORPORATORS, SHAREHOLDERS,
                       OFFICERS, DIRECTORS AND EMPLOYEES

          Section 16.1 Incorporators, Shareholders, Officers, Directors and Employees of the Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Note, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, shareholder, officer, director or employee, as such, past, present or future, of the Company or any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.


                                  ARTICLE 17

                           MISCELLANEOUS PROVISIONS

          Section 17.1 Successors and Assigns of the Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

          Section 17.2 Acts of Board, Committee or Officer of Successor Corporation Valid. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

          Section 17.3 Surrender of Powers by the Company. The Company by instrument in writing executed by authority of two-thirds of its Board of Directors and delivered to the Trustee may surrender any of the powers or rights reserved to the Company and thereupon such power or right so surrendered shall terminate as to the Company and as to any successor corporations.

          Section 17.4 Required Notices or Demands May be Served by Mail. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Notes to or on the Company may be given or served by being deposited postage prepaid in a post office letter box addressed as follows: Chief Financial Officer, Cincinnati Bell Inc., 201 East Fourth Street, Cincinnati, Ohio 45202. Any notice, direction, request or demand by any Noteholder to or upon the Trustee shall be deemed to have been sufficiently given or made for all purposes if given or made in writing at the Principal Corporate Trust Office of the Trustee.

          Section 17.5 Officers' Certificate and Opinion of Counsel. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

          Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          Section 17.6 Payments Due on Non-business Days. If the date of maturity of interest on or Principal of the Notes shall not be a Business Day, then payment of interest or Principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity, and no interest shall accrue for the period after such date.

          Section 17.7 Provisions Required by Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with any provision included in this Indenture which is required to be included in this Indenture by any of Section 310 to 317, inclusive, of the Trust Indenture Act, such required provision shall control.

          Section 17.8 Indenture May be Executed in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

          Section 17.9 Governing Law. This Indenture and each Note shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of law principles thereof. This Indenture is subject to the Trust

Indenture Act and if any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act, which is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be. Whether or not this Indenture is required to be qualified under the Trust Indenture Act, the provisions of the Trust Indenture Act required to be included in an indenture in order for such indenture to be so qualified shall be deemed to be included in this Indenture with the same effect as if such provisions were set forth herein and any provisions hereof that may not be included in an indenture that is so qualified shall be deemed to be deleted or modified to the extent such provisions would be required to be deleted or modified in an indenture so qualified.

          Section 17.10 Severability. In case any provision of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          The Bank of New York hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

          IN WITNESS WHEREOF, CINCINNATI BELL INC. has caused this Indenture to be signed and acknowledged by its Chairman, its President, one of its Executive Vice Presidents or its Chief Financial Officer or its Treasurer, and THE BANK OF NEW YORK has caused this Indenture to be signed and acknowledged by one of its Vice Presidents. Executed and delivered as of the day and year first written above.

                                        CINCINNATI BELL INC.

                                        By /s/ Mark Peterson
                                          ----------------------------------
                                          Name:  Mark Peterson
                                          Title: Vice President, Treasurer

                                        THE BANK OF NEW YORK

                                        By /s/ Mary Jane Schmalzel
                                          ----------------------------------
                                          Name:  Mary Jane Schmalzel
                                          Title: Vice President

                                                                    APPENDIX A

                                [FORM OF NOTE]
                                    [FACE]

[DTC Legend]

FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT; FOR EACH $1,393.65 PRINCIPAL AMOUNT OF THIS NOTE AT MATURITY, THE ISSUE PRICE IS $1,000, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT IS $864.01, THE ISSUE DATE IS [JULY 21, 1999] AND THE YIELD TO MATURITY IS 6.75% PER ANNUM, COMPOUNDED, SEMI-ANNUALLY.

NO.                                                       $
   ---------------------------                             -----------------

                             CINCINNATI BELL INC.

                                                          CUSIP NO.
                                                                   ---------

                      6.75% CONVERTIBLE SUBORDINATED NOTE
                                   DUE 2009

          CINCINNATI BELL INC., an Ohio corporation (herein referred to as the "Company"), for value received, hereby promises to pay to [ ], or registered assigns, at the office or agency of the Company in the City of Cincinnati, State of Ohio, or at the option of the registered holder, at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, the Full Accreted Value (as defined herein) of this Note on July 21, 2009 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay or accrete interest, at the rate per annum specified in the title of this Note as more fully described on the reverse hereof, until payment of said principal sum has been made or duly provided for; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto at such address as it shall appear on the Note Register. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Note shall not be valid or become obligatory for any purpose until the appropriate certificate of authentication hereon shall have been executed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof.

          IN WITNESS WHEREOF, Cincinnati Bell Inc. has caused this Instrument to be signed by its duly authorized officers, by a facsimile of each of their signatures.

                                        CINCINNATI BELL INC.

                                        By
                                          ----------------------------------
                                          Name:
                                          Title:

                    [FORM OF CERTIFICATE OF AUTHENTICATION]

          This is one of the Notes of the issue designated herein and referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK,
                                            As Trustee,

                                        By
                                          ----------------------------------
                                                Authorized Signatory

Date:
     ---------------

               [FORM OF ALTERNATE CERTIFICATE OF AUTHENTICATION]

          This is one of the Notes of the issue designated herein and referred to in the within-mentioned Indenture.

                                        THE BANK OF NEW YORK,
                                            As Trustee,

                                        By
                                          ----------------------------------
                                                Authenticating Agent

                                        By
                                          ----------------------------------
                                                Authorized Signature

Date:
     ---------------

                                [FORM OF NOTE]

                                   [REVERSE]

                             CINCINNATI BELL INC.

                      6.75% CONVERTIBLE SUBORDINATED NOTE

                                   DUE 2009

          This Note is one of a duly authorized issue of Notes of the Company, designated as set forth on the face hereof (herein referred to as the
"Notes"), limited to the aggregate original issue amount of $                ,
all issued or to be issued under and pursuant to an indenture dated as of
                  (herein referred to as the "Indenture"), duly executed and delivered by the Company and The Bank of New York, as Trustee (herein referred to as the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Notes.

          Capitalized terms not otherwise defined in this Note shall have the meanings ascribed to them in the Indenture.

          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the Accreted Value hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

          The Indenture permits, subject to the exceptions therein provided, that the Company and the Trustee, with the consent of the holders of not less than 51% in aggregate Accreted Value of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes. It is also provided in the Indenture that the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default under the Indenture and its consequences. Any such consent or waiver by the holder of any Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of such Note and of any Note issued upon the transfer thereof or in exchange or substitution therefor, irrespective of whether or not any notation of such consent or waiver is made upon such Note or such other Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal or Accreted Value of (and premium, if any) and interest on this Note at the places, at the respective times, at the rate and in the coin or currency herein prescribed.

          The Notes are issuable as registered Notes without coupons in denominations of $1,000 in original issue price and any integral multiple of $1,000. At either of the offices or agencies of the Company referred to on the face hereof and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged without a service charge for a like aggregate principal amount of Notes of other authorized denominations.

          The Company promises to pay cash interest on this Note at the rate and in the manner specified below. Prior to July 21, 2004 (the "Full Accretion Date"), cash interest will not accrue or be payable on this Note, but this Note will accrete on a daily basis, compounded semi-annually on January 21 and July 21 of each year, at the rate of 6.75% per annum of the Accreted Value of this Note from the date of issuance of this Note through the Full Accretion Date. On the Full Accretion Date, the Accreted Value of each $1,000 of original issue amount of this Note will be equal to $1,395.65 (the "Full Accreted Value"). From the Full Accretion Date, interest on this Note will accrue on the Full Accreted Value of this Note at the rate of 6.75% per annum from the most recent Interest Payment Date to which interest has been paid or, if no interest has been paid, from the Full Accretion Date. The Company will pay, in cash, such interest semiannually in arrears on January 21 and July 21 of each year (each an "Interest Payment Date"), commencing on January 21, 2005, or if any such day is not a Business Day on the next succeeding Business Day, to holders of record at the close of business on the January 6 or July 6 immediately preceding the Interest Payment Date (a "Regular Record Date"), except that interest not so punctually paid or duly provided for, if any, will be paid to the person in whose name this Note is registered as of the close of business on a special record date to be fixed by the Company (a "Special Record Date" and each Regular Record Date and Special Record Date, a "Record Date"), notwithstanding the subsequent cancellation of this Note prior to such Interest Payment Date. Upon any conversion of this Note or any portion thereof into Common Stock following the Full Accretion Date, only if such conversion occurs (x) following notice by the Company of its option to redeem this Note under Section 13.1 of the Indenture, (y) in connection with a Change of Control or (z) on or after the Record Date and prior to the applicable Interest Payment Date, the Company will pay, in cash, any accrued and unpaid interest on this Note (or the portion being converted). Accretions and interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

          The Notes may be represented by one or more global Notes deposited with the Depository Trust Company ("DTC") and registered in the name of the nominee of DTC, with certain limited exceptions. So long as DTC or any successor depository or its nominee is the registered Holder of a global Note, DTC, such depository or such nominee, as the case may be, will be considered to be the sole Holder of the Notes for all purposes of the Indenture. Except as provided below, an owner of a beneficial interest in a global Note will not be entitled to have Notes represented by such global Note registered in such owner's name, will not receive or be entitled to receive physical delivery of the Notes in certificated form and will not be considered the owner or Holder thereof under the Indenture. Each person owning a beneficial interest in a global Note must rely on DTC's procedures and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. If the Company requests any action of Holders or if an owner of a beneficial interest in a global Note desires to take any action that a Holder is entitled to take under the Indenture, DTC will authorize the participants holding the relevant beneficial interests to give or take such action, and such participants will otherwise act upon the instructions of beneficial owners holding through them.

          If at any time DTC notifies the Company that it is unwilling or unable to continue as depository for the global Note or Notes or if at any time DTC ceases to be a clearing agency registered under the Security Exchange Act of 1934, as amended, if so required by applicable law or regulation, the Company shall appoint a successor depository with respect to such global Note or Notes. If a successor depository for such global Note or Notes is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such unwillingness, inability or ineligibility or the Company, in its sole discretion, determines at any time that all Outstanding Notes (but not less than all) issued or issuable in the form of one or more global Notes shall no longer be represented by such global Notes, then the Company shall execute, and the Trustee shall authenticate and deliver, definitive Notes of like series, rank, tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such global Note or Notes. If any beneficial owner of an interest in a permanent global Note is otherwise entitled to exchange such interest for Notes of such series and of like tenor and principal amount of another authorized form and denomination, as contemplated by the Indenture and provided that any applicable notice provided in the permanent global Note shall have been given then the Company shall execute, and the Trustee shall authenticate and deliver, definitive Notes in aggregate principal amount equal to the principal amount of such beneficial owner's interest in such permanent global Note.

          Upon the exchange of a Note in global form for Notes in certificated form, such Note in global form shall be canceled by the Trustee. Notes in certificated form issued in exchange for a Note in global form shall be registered in such names and in such authorized denominations as the Depositary for such Note in global form, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Notes to the Persons in whose names such Notes are so registered.

          This Note shall be subject to the provisions regarding redemption and repurchase set forth in Article Thirteen of the Indenture.

          This Note shall be convertible into shares of Common Stock in accordance with Article Fourteen of the Indenture.

          This Note is subordinated to all Senior Debt. To the extent provided in Article Eleven of the Indenture, Senior Debt must be paid before principal or Accreted Value, premium, if any, or interest on, this Note may be paid. The Company and the Holder of this Note, by accepting this Note, agree to the subordination provisions contained in Article Eleven of the Indenture.

          None of the Company, the Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Note in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depository, as a Holder, with respect to this Note in global form or impair, as between such depository and owners of beneficial interests in such global Note, the operation of customary practices governing the exercise of the rights of such depository (or its nominee) as Holder of such global Note.

          No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this Note or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

          This Note shall be deemed a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of said State.

                             [END OF FORM OF NOTE]